Exhibit 2

FINANCIAL STATEMENTS OF JAPAN INTERNATIONAL COOPERATION AGENCY (“JICA”)

AND REPORTS OF THE INDEPENDENT AUDITOR

Independent Auditor’s Report

Mr. Akihiko Tanaka, President

Japan International Cooperation Agency

The Audit of the Financial Statements

Opinion

We have audited the accompanying financial statements of the general account of Japan International Cooperation Agency (the Agency), which comprise the balance sheet as at March 31, 2025 and the statements of administrative service operation cost, income, changes in net assets, and cash flows for the year then ended, and a summary of significant accounting policies and notes to the financial statements, and the accompanying supplementary schedules (except for the information described based on the financial statements and business reports relating to the associated public interest corporations).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the general account of the Agency as at March 31, 2025, and its financial performance and its cash flows for the year then ended in accordance with accounting principles for incorporated administrative agencies generally accepted in Japan.

Basis for Opinion

We conducted our audit in accordance with auditing standards for incorporated administrative agencies generally accepted in Japan. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the Agency in accordance with the ethical requirements that are relevant to our audit of the financial statements in Japan, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion. The basis includes the fact that no such fraud or error, or illegal acts, of the president, other executive officers or staff members that would result in material misstatement in the financial statements was found, to the extent that we conducted our audit. The audit we conducted is not intended to express an opinion on whether there was any fraud or error, or illegal acts, of the president, other executive officers or staff members, which would not result in material misstatement in the financial statements.

Other Information

The other information comprises the information included in the Annual Report that contains audited financial statements but does not include the financial statements and our auditor’s report thereon. President is responsible for preparation and disclosure of the other information. The Agency Auditor is responsible for overseeing the Agency’s reporting process of the other information.

Our opinion on the financial statements does not cover the other information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated.

If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact.

We have nothing to report in this regard.

Responsibilities of President, and the Agency Auditor for the Financial Statements

President is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles for incorporated administrative agencies generally accepted in Japan, and for such internal control as president determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error or illegal acts.

The Agency Auditor is responsible for overseeing the Agency’s financial reporting process.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, or illegal acts, and to issue an auditor’s report that includes our opinion. Misstatements can arise from fraud or error, or illegal acts, and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

As part of an audit in accordance with auditing standards for incorporated administrative agencies generally accepted in Japan, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, or illegal acts, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion.

•

Consider internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances for our risk assessments, while the purpose of the audit of the financial statements is not expressing an opinion on the effectiveness of the Agency’s internal control.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by president.

•

Evaluate the overall presentation, structure and content of the financial statements, including the disclosures, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair presentation in accordance with accounting principles for incorporated administrative agencies generally accepted in Japan.

•

Plan and conduct audit with adequate attention being paid to the possibility that any fraud or error, or illegal acts, of the president, other executive officers or staff members may result in material misstatement in the financial statements.

We communicate with the Agency Auditor regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide the Agency Auditor with a statement that we have complied with the ethical requirements regarding independence that are relevant to our audit of the financial statements in Japan, and to communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, actions taken to eliminate threats or safeguards applied to reduce threats to an acceptable level.

Fee-related Information

The fees for the audits of the financial statements of the Agency and other services provided by us and other EY member firms for the year ended March 31, 2025 are 54 million yen and 309 million yen, respectively.

Interest Required to Be Disclosed by the Certified Public Accountants Act of Japan

Our firm and its designated engagement partners do not have any interest in the Agency which is required to be disclosed pursuant to the provisions of the Certified Public Accountants Act of Japan.

Ernst & Young ShinNihon LLC
Tokyo, Japan

September 26, 2025

/s/ Kenji Izawa
Kenji Izawa
Designated Engagement Partner
Certified Public Accountant

/s/ Hiroshi Nishida
Hiroshi Nishida
Designated Engagement Partner
Certified Public Accountant

/s/ Yoshiyuki Hashimoto
Yoshiyuki Hashimoto
Designated Engagement Partner
Certified Public Accountant

Balance Sheet

(as of March 31, 2025)

General Account

				(Unit: Yen)

Assets
I Current assets
Cash and deposits		225,370,447,869
Stored goods	794,103,958
Payments for uncompleted contracted programs	1,112,121,012	1,906,224,970

Advance payments		19,760,810,062
Prepaid expenses		7,272,429
Accrued income		38,273,083
Accounts receivable		3,967,966,569
Contra-accounts for provision for bonuses*		1,418,011,853
Short-term loans for development projects		6,500,000
Suspense payments		73,193,382
Advance paid		6,645,528

Total current assets			252,555,345,745

II Non-current assets
1 Tangible assets
Buildings	46,224,550,916
Accumulated depreciation	(22,486,334,259)	23,738,216,657

Structures	1,543,489,364
Accumulated depreciation	(1,200,262,880)	343,226,484

Machinery and equipment	255,538,913
Accumulated depreciation	(192,227,530)	63,311,383

Vehicles	2,435,345,005
Accumulated depreciation	(1,797,457,514)	637,887,491

Tools, furniture, and fixtures	2,201,187,795
Accumulated depreciation	(1,269,840,530)	931,347,265

Land	14,177,935,458
Accumulated impairment losses	(8,710,639)	14,169,224,819

Construction in progress		443,556,443

Total tangible assets		40,326,770,542
2 Intangible assets
Trademark rights		2,820,389
Telephone subscription rights		338,100
Software		2,131,486,201
Software in progress		946,477,464

Total intangible assets		3,081,122,154
3 Investments and other assets
Long-term deposits		2,000,000
Long-term loans for development projects		39,000,000
Long-term prepaid expenses		93,874
Expected amount to be granted from the national budget*		443,520
Prepaid pension expenses		2,439,400,446
Contra-accounts for provision for retirement benefits*		13,472,902,259
Long-term guarantee deposits		1,595,066,012

Total investment and other assets		17,548,906,111

Total non-current assets			60,956,798,807

Total assets				313,512,144,552

Balance Sheet (Continued)

(as of March 31, 2025)

Liabilities
I Current liabilities
Operational grant liabilities*	67,544,806,217
Funds for grant aid	144,383,065,050
Donations received*	442,103,930
Accounts payable	25,358,213,492
Accrued expenses	232,260,299
Lease obligations	48,979,212
Advance payments received	1,521,986,910
Deposits received	158,092,756
Unearned revenue	403,700
Provision for bonuses	1,418,011,853

Total current liabilities		241,107,923,419

II Non-current liabilities
Contra-accounts for assets*	8,702,564,068
Long-term lease obligations	69,125,776
Provision for retirement benefits	13,472,902,259
Assets retirement obligations	400,813,796

Total non-current liabilities		22,645,405,899

Total liabilities			263,753,329,318

Net assets
I Capital
Government investment	61,152,034,684

Total capital		61,152,034,684

II Capital surplus
Capital surplus	12,073,562,977
Accumulated other administrative service operation costs*
Accumulated depreciation not included in expenses*	(22,164,319,349)
Accumulated impairment losses not included in expenses*	(8,710,639)
Accumulated interest expenses not included in expenses*	(6,944,352)
Accumulated disposal and sale differential not included in expenses*	(13,082,438,181)

Total capital surplus		(23,188,849,544)

III Retained earnings
Reserve fund carried over from the previous Mid-term Objective period*	3,405,665,060
Reserve fund	7,330,136,398
Unappropriated income for the current fiscal year	1,059,828,636

(Total income for the current fiscal year)	(1,059,828,636)
Total retained earnings		11,795,630,094

Total net assets			49,758,815,234

Total liabilities and net assets			313,512,144,552

*	Accounts prepared in accordance with special accounting practices of incorporated administrative agencies.

Statement of Administrative Service Operation Cost

(April 1, 2024-March 31, 2025)

General Account

			(Unit: Yen)
I	Expenses in the statement of income
	Operating expenses	281,254,362,365
	General administrative expenses	13,494,973,110
	Financial expenses	382,970,217
	Miscellaneous losses	13,769,144
	Extraordinary losses	39,133,413

	Total expenses in the statement of income		295,185,208,249

II	Other administrative service operation costs
	Depreciation not included in expenses*	170,412,506
	Interest expenses not included in expenses*	(59,879)
	Disposal and sale differential not included in expenses*	1,069,669,780

	Total other administrative service operation costs		1,240,022,407

III	Administrative service operation cost		296,425,230,656

* Accounts prepared in accordance with special accounting practices of incorporated administrative agencies.

Statement of Income

(April 1, 2024-March 31, 2025)

General Account

			(Unit: Yen)
Ordinary expenses
Operating expenses
Expenses for priority sectors and regions	88,878,468,153
Expenses for JICA Development Studies	5,997,223,962
Expenses for private sector partnership	4,199,062,194
Expenses for domestic partnership and acceptance of foreign human resources	19,053,901,181
Expenses for strengthen foundations for operational implementation	3,698,084,218
Expenses for indirect operations	43,798,450,595
Expenses for grant aid	113,492,865,561
Expenses for facilities	539,921,665
Expenses for contracted programs	8,492,450
Expenses for donation projects	72,217,724
Depreciation	1,515,674,662	281,254,362,365

General administrative expenses		13,494,973,110
Financial expenses
Foreign exchange losses	382,970,217	382,970,217

Miscellaneous losses		13,769,144

Total ordinary expenses			295,146,074,836
Ordinary revenues
Revenues from operational grants*		170,283,871,688
Revenues from grant aid		113,492,865,561
Revenues from contracted programs
Revenues from contracted programs from Japanese government and local governments	8,512,488	8,512,488

Revenues from development projects		125,922
Revenues from emigration projects		637,754
Revenues from subsidy for facilities*		539,478,145
Revenues from expected amount to be granted from the national budget*		443,520
Donations*		72,217,724
Reversal of allowance for loan losses		5,927,567
Revenues from contra-accounts for provision for bonuses*		1,418,011,853
Revenues from contra-accounts for provision for retirement benefits*		1,306,076,526
Reversal of contra-accounts for assets*		1,587,207,941
Financial revenues
Interest income	173,559,833	173,559,833

Miscellaneous income		2,018,355,533

Total ordinary revenues			290,907,292,055

Ordinary income			(4,238,782,781)
Extraordinary losses
Loss on disposal of non-current assets		36,884,883
Loss on sales of non-current assets		2,248,530	39,133,413

Extraordinary income
Reversal of contra-accounts for assets*		39,133,413
Gain on sales of non-current assets		26,610,153	65,743,566

Net income			(4,212,172,628)

Reversal of reserve fund carried over from the previous Mid-term Objective period*			5,272,001,264

Total income for the current fiscal year			1,059,828,636

* Accounts prepared in accordance with special accounting practices of incorporated administrative agencies.

Statement of Changes in Net Assets

(April 1, 2024-March 31, 2025)

General Account	(Unit: Yen)

	I Capital		II Capital surplus						III Retained earnings (Loss carried forward)
	Government investment	Total capital	Capital surplus	Accumulated other administrative service operation cost				Total capital surplus	Reserve fund carried over from the previous Mid-term Objective period	Reserve fund			Total retained earnings (Loss carried forward)	Total net assets
				Accumulated depreciation not included in expenses	Accumulated impairment losses not included in expenses	Accumulated interest expenses not included in expenses	Accumulated disposal and sale differential not included in expenses				Unappropriated income for the current fiscal year (Unappropriated loss for the current fiscal year)	Total income for the current fiscal year (Total loss for the current fiscal year)

Balance at the beginning of the fiscal year	61,152,034,684	61,152,034,684	9,293,122,531	(21,993,906,843)	(8,710,639)	(7,004,231)	(12,012,768,401)	(24,729,267,583)	8,677,666,324	2,675,435,036	4,654,701,362	—	16,007,802,722	52,430,569,823

Changes during the period

I Changes in capital during the period

II Changes in capital surplus during the period

Purchase of non-current assets			2,780,440,446					2,780,440,446						2,780,440,446

Sale and retirement of non-current assets				888,104,596			(1,069,669,780)	(181,565,184)						(181,565,184)

Depreciation				(1,058,517,102)				(1,058,517,102)						(1,058,517,102)

Increase in asset retirement obligations due to passage of time						59,879		59,879						59,879

III Changes in retained earnings (loss carried forward) during the period

(1) Appropriation of income or loss

Increase in reserve fund derived from profit appropriation										4,654,701,362	(4,654,701,362)		—	—

(2) Others

Net income (Net loss)											(4,212,172,628)	(4,212,172,628)	(4,212,172,628)	(4,212,172,628)

Reversal of reserve fund carried over from the previous Mid-term Objective period									(5,272,001,264)		5,272,001,264	5,272,001,264	—	—

Total changes during the period	—	—	2,780,440,446	(170,412,506)	—	59,879	(1,069,669,780)	1,540,418,039	(5,272,001,264)	4,654,701,362	(3,594,872,726)	1,059,828,636	(4,212,172,628)	(2,671,754,589)

Balance at the end of the fiscal year	61,152,034,684	61,152,034,684	12,073,562,977	(22,164,319,349)	(8,710,639)	(6,944,352)	(13,082,438,181)	(23,188,849,544)	3,405,665,060	7,330,136,398	1,059,828,636	1,059,828,636	11,795,630,094	49,758,815,234

Statement of Cash Flows

(April 1, 2024-March 31, 2025)

General Account

(Unit: Yen)
I. Cash flows from operating activities
Payments of operating expenses	(151,976,674,308)
Payments for grant aid	(114,602,644,876)
Payments of personnel expenses	(18,684,336,397)
Payments for contracted programs	(515,092,253)
Payments for other operations	(936,684,168)
Proceeds from operational grants	167,141,389,000
Proceeds from grant aid	101,269,038,385
Proceeds from contracted programs	244,306,524
Proceeds from interest on loans	764,033
Proceeds from donations	112,081,489
Proceeds from other operations	1,999,792,959

Subtotal	(15,948,059,612)
Interest income received	162,211,331
Payments to National Treasury	(81,901,703)

Net cash used in operating activities	(15,867,749,984)

II. Cash flows from investing activities
Payments for purchase of non-current assets	(3,456,136,548)
Proceeds from sales of non-current assets	44,139,064
Proceeds from subsidy for facilities	1,857,732,278
Proceeds from collection of loans	15,876,527
Payments into time deposits	(697,200,000,000)
Proceeds from time deposit refund	684,390,000,000
Payments for purchase of negotiable deposits	(71,800,000,000)
Proceeds from refund of negotiable deposits	71,800,000,000

Net cash used in investing activities	(14,348,388,679)

III. Cash flows from financing activities
Repayments of lease obligations	(67,995,069)

Net cash used in financing activities	(67,995,069)

IV. Effect of exchange rate changes on funds	(346,736,186)
V. Net increase (decrease) in funds	(30,630,869,918)
VI. Funds at the beginning of the fiscal year	237,001,317,787

VII. Funds at the end of the fiscal year	206,370,447,869

Basis of Presenting Financial Statements

The Japan International Cooperation Agency (the “JICA”) was established in October 2003 pursuant to the Act on General Rules for Incorporated Administrative Agencies and the Act of the Incorporated Administrative Agency—Japan International Cooperation Agency. The fiscal year end of JICA is March 31.

The accompanying financial statements of JICA as of March 31,2025 have been prepared in accordance with accounting principles for incorporated administrative agencies generally accepted in Japan. These principles differ in many respects from the application and disclosure requirements of the accounting principles for business enterprises generally accepted in Japan.

JICA’s operations are separated into two accounts for accounting purposes pursuant to Article 17 of the Act of the Incorporated Administrative Agency—Japan International Cooperation Agency (the “JICA Act”): (a) a General Account, which is largely funded by management grants from the Japanese government, and (b) a Finance and Investment Account, which is funded through capital contributions and borrowings from the Japanese government, bonds issued to investors and interest and revenues generated by JICA from loans disbursed.

The financial statements are stated in Japanese yen, the currency of the country in which JICA is incorporated and operates.

Significant Accounting Policies

General Account

1. Revenue recognition method of operational grants

Revenue from operational grants is recognized in profit or loss on a systematic basis over the periods in which JICA recognizes based on the level of operational achievement.

The term-based revenue recognition method is applied for administrative operations except for the operations which have been specified as having a direct correlation between the operational achievement and operational grants.

Due to the difficulty to estimate the budget and terms, as well as to specify a correlation between the operational achievement and operational grants, the revenue from disaster relief operations, which are relief operations for unexpected disasters during the period, is therefore recognized as the related expenses when incurred.

2. Depreciation method

(1) Tangible assets (except for lease assets)

Straight-line method

The useful lives of major assets are as follows:

Buildings:	1–50 years
Structures:	1–42 years
Machinery and equipment:	1–17 years
Vehicles:	2– 6 years
Tools, furniture, and fixtures:	1–15 years

The estimated depreciation costs for specific depreciable assets (Accounting Standards for Incorporated Administrative Agencies No. 87) and specific removal costs, etc., associated with asset retirement obligations (Accounting Standards for Incorporated Administrative Agencies No. 91) are indirectly deducted from capital surplus and reported as accumulated depreciation not included in expenses.

(2) Intangible assets (except for lease assets)

Straight-line method

Software used by JICA is depreciated over its useful life (5 years).

(3) Leased assets

Leased assets are depreciated by the straight-line method over the lease term. Depreciation for leased assets is calculated with zero residual value being assigned to the asset.

3. Provision for bonuses

Provision for bonuses is calculated and provided for based on estimated amounts of future payments attributable to the services that have been rendered by officers and employees applicable to the current fiscal year. Contra-accounts for provision for bonuses are equally accrued since the financial source is secured by operational grants.

4. Provision for retirement benefits

Provision for retirement benefits is calculated and provided for based on estimated amounts of future payments attributable to the retirement of employees. It is accrued in line with the retirement benefit obligations and estimated plan assets applicable to the fiscal year ended March 31, 2025. If the estimated plan assets exceed the estimated retirement benefit obligations at the end of the fiscal year, the excess is recorded as prepaid pension expenses. In calculating the retirement benefit obligations, the estimated amount of retirement benefit payments is attributed to the period based on the straight-line basis. The profit and loss appropriation method for actuarial differences and past service costs is as follows:

Actuarial differences are recognized as a lump-sum gain or loss in the fiscal year in which they occur.

Past service costs are recognized as a lump-sum gain or loss in the fiscal year in which they occur.

The financial source for lump-sum severance indemnities is secured by operational grants. The estimated amount of retirement benefits is reported as Provision for retirement benefits and Contra-accounts for provision for retirement benefits. Therefore, an equal amount is recorded for both accounts. The financial source for defined benefit corporate pension plan contributions and reserve shortfall is secured by operational grants. Therefore, an equal amount of Provision for retirement benefits is accrued as Contra-accounts for provision for retirement benefits.

5. Basis and standard for the accrual of allowance and loss contingencies

Allowance for loan losses

To provide for loan losses, JICA records the estimated amount of default as an allowance, taking into account the transition rate to delinquent loans for the ordinary loans. For doubtful loans, collectability is taken into consideration individually and the estimated amount of default is recorded as an allowance.

6. Standard and method for the valuation of inventories

Stored goods

Stored goods valuation is based on the lower of cost or market using the first-in, first-out (FIFO) method.

7. Translation standard for foreign currency-denominated assets and liabilities into yen

Foreign currency monetary claims and liabilities are translated into Japanese yen at the spot exchange rate at the balance sheet date. Exchange differences are recognized in profit or loss.

8. Standard and method for the expected amount to be granted from the national budget

Among the expenses required for projects related to facility reserve subsidies, the expected amount to be granted from the national budget in subsequent years is accounted for in accordance with Article 84 of the Accounting Standards for Independent Administrative Agencies.

9. Accounting treatment for consumption taxes

Consumption taxes and local consumption taxes are included in transaction amounts.

10. Accounting principles and procedures to be adopted in cases where the accounting treatment is not clearly defined in the relevant accounting standards

Accounting treatment for grant aid

Funds received from the Japanese government for grant aid are recorded as Funds for grant aid in current liabilities at the time of receipt.

Subsequently, when funds are granted to the government of the recipient countries, in accordance with their purposes, they are recorded in operating expenses as Expenses for grant aid. The same amount is transferred from current liabilities to Revenues from grant aid in ordinary income.

Notes to the financial statements

General Account

(Balance Sheet)

1.	Impairment of Fixed Assets

Fixed assets for which indications of impairment have been identified.

(1) Overview of the Purpose, Type, Location, and Book Value of Fixed Assets with indications of impairment.

				(Unit: Yen)
Asset Name	Purpose	Location	Type	Book Value
Sudan Office	Overseas Office	Khartoum, Republic of Sudan	Building	10,069,864

(2) Overview of recognized indications of impairment

Due to the ongoing military conflicts in Sudan, the staff at the Sudan office have evacuated, and the office lease contract has been temporarily terminated. Consequently, indications of impairment have been recognized for tangible fixed assets located in Sudan as of the balance sheet date, despite the possibility of reopening the office in the same facility once the situation improves.

(3) Basis for recognizing multiple fixed assets as a single unit for determining the presence of indications of impairment

Fixed assets with recognized indications of impairment are considered to provide services as a single unit because they fulfill their intended functions as building, including internal construction, electrical equipment, air conditioning, security equipment, and other facilities.

(4) Basis for Unrecognizing Impairment

Impairment is not recognized because there is a prospect of resuming the use of these assets if the local security situation improves.

2.	Donated funds for grant aid

Grant aid is received in the form of donated funds from the government of Japan. JICA administers this grant aid based on grant agreements with the government of the recipient country. At the end of the fiscal year 2024, the outstanding balance of unexecuted grant agreements stood at ¥285,873,401,904.

3.	Assets acquired through the investment from the government to Incorporated Administrative Agency

Of accumulated other administrative service operation cost, the amount of assets acquired through the investment from the government is ¥25,675,021,521.

(Statement of Administrative Service Operation Cost)

1.	Cost being borne by the public for the operation of Incorporated Administrative Agency

Administrative service operation cost	¥296,425,230,656

Self-revenues, etc.	¥(2,300,019,407)

Opportunity cost	¥559,689,770

Cost being borne by the public for the operation of Incorporated Administrative Agency	¥294,684,901,019

2.	Method for computing opportunity cost

(1) Interest rate used to compute opportunity cost concerning government investment

1.485% with reference to the yield of 10-year fixed-rate Japanese government bonds at March 31, 2025.

(2) Method for computing opportunity cost for public officers temporarily transferred to JICA

Of the estimated increase in retirement allowance during service rendered in JICA, costs are calculated in accordance with JICA’s internal rules.

(Statement of Cash Flows)

The funds shown in the statement of cash flows consist of cash, deposit accounts, and checking accounts.

1.	Breakdown of balance sheet items and ending balance of funds

(as of March 31, 2025)

Cash and deposits	¥225,370,447,869

Time deposits	¥(19,000,000,000)

Ending balance of funds	¥206,370,447,869

2. Description of significant non-cash transactions

(1) Assets acquired under finance leases

Tools, furniture, and fixtures	¥11,100,100

(Financial Instruments)

1. Status of financial instruments

The General Account’s fund management is limited to short-term deposits and public and corporate bonds while fund-raising consists mainly of operational grants approved by the competent minister. The General Account does not borrow from the government fund for Fiscal Investment and Loan Program (FILP), nor does it borrow funds from financial institutions or issue FILP Agency Bonds.

2. Fair value of financial instruments

Cash is excluded from the note, as well as Deposits and Accounts payable because they are settled in a short period, and thus their fair value approximates their carrying amount.

(Retirement benefits)

1. Overview of retirement benefit plans

To provide retirement benefits for employees, JICA has a defined benefit pension plan comprised of a defined benefit corporate pension plan and a lump-sum severance indemnity plan, and a defined contribution plan comprised of a defined contribution pension plan.

2. Defined benefit pension plan

(1) The changes in the retirement benefit obligation are as follows:

(Unit: Yen)

Retirement benefit obligation at the beginning of the fiscal year	22,179,775,086

Current service cost	947,861,387
Interest cost	190,816,330
Actuarial differences	421,695,243
Retirement benefit paid	(1,683,668,469)
Past service cost	0
Contribution by employees	57,875,797

Retirement benefit obligation at the end of the fiscal year	22,114,355,374

(2) The changes in the plan assets are as follows:

(Unit: Yen)

Plan assets at the beginning of the fiscal year	11,396,148,255

Expected return on plan assets	224,962,927

Actuarial differences	(592,984,903)

Contribution by JICA	389,526,362

Retirement benefit paid	(394,674,877)

Contribution by employees	57,875,797

Plan assets at the end of the fiscal year	11,080,853,561

(3) Reconciliation of the retirement benefit obligations and plan assets and provision for retirement benefits and prepaid pension expenses in the balance sheets

(Unit: Yen)

Funded retirement benefit obligation	8,641,453,115
Plan assets	(11,080,853,561)

Unfunded benefit obligations of funded pension plan	(2,439,400,446)
Unfunded benefit obligations of unfunded pension plan	13,472,902,259

Subtotal	11,033,501,813
Unrecognized actuarial differences	0
Unrecognized past service cost	0

Net amount of assets and liabilities in the balance sheets	11,033,501,813

Provision for retirement benefits	13,472,902,259
Prepaid pension expenses	2,439,400,446

Net amount of assets and liabilities in the balance sheets	11,033,501,813

(4) Components of retirement benefit expenses

(Unit: Yen)

Current service cost	947,861,387
Interest cost	190,816,330
Expected return on plan assets	(224,962,927)
Realized actuarial differences	1,014,680,146
Amortization of past service cost	0
Extraordinary additional retirement payments	0

Total	1,928,394,936

(5) Major components of plan assets

Percentages of components to the total are as follows:

Bonds	47%
Stocks	41%
General account of life insurance company	4%
Others	8%

Total	100%

(6) Method of determining the long-term expected rate of return on plan assets

The long-term expected rate of return on plan assets is determined based on components of plan assets, the actual historical returns, and market condition and other factors.

(7) Assumptions used

Principal assumptions used in actuarial calculations at the end of the fiscal year

Discount rate	Defined benefit corporate pension plan	1.07%

	Retirement benefits	0.74%

Long-term expected rate of return on plan assets		2.00%

3. Defined contribution plan

The amount of contribution required to be made to the defined contribution plan is ¥44,372,996.

(Lease transactions)

1. Future minimum lease payments related to operating lease transactions

Future minimum lease payments due within one year of the balance sheet date	¥26,371,082

Future minimum lease payments corresponding to periods more than one year from the balance sheet date	¥10,070,604

2. The impact of the finance lease transactions on the profit or loss in the current fiscal year was ¥576,823. Total income for the current fiscal year after the deduction of this amount was ¥1,059,251,813.

(Asset retirement obligations)

1. Overview of asset retirement obligations

In accordance with a building lease agreement, JICA has the obligation to restore the head office building to its original state. Restoration costs are reasonably estimated and recognized as asset retirement obligations.

2. Amount and calculation method of asset retirement obligations

The estimate for the asset retirement obligations assumes a five-year lease period for the projected period of use and a discount rate between (0.048)% and 0.529%.

3. Changes in the total amount of asset retirement obligations in the current fiscal year

(Unit: Yen)

Balance at the beginning of the fiscal year	400,873,675

Increase related to acquisition of tangible assets	—

Adjustment resulting from passage of time	(59,879)

Decrease due to settlement of asset retirement obligations	—

Balance at the end of the fiscal year	400,813,796

(Significant contractual liabilities)

The amount of Significant contractual liabilities expected to be paid from the following fiscal year is ¥4,928,220,000

(Significant subsequent events)

Not applicable

The Accompanying Supplementary Schedules

General Account

(1)

Details of acquisition and disposal of non-current assets, depreciation (including depreciation not included in expenses, in accordance with “No. 87, Accounting for the Depreciation of Specific Depreciable Assets” and “No. 91, Accounting for Specific Removal Costs, etc., associated with Asset Retirement Obligations”), and accumulated impairment losses

(Unit: Yen)
Type		Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Accumulated depreciation		Accumulated impairment losses		Net assets at the end of the period	Remarks
							Depreciation during the period		Impairment losses during the period

Tangible assets (Depreciation included in expenses)	Buildings	4,293,739,582	235,722,599	18,627,167	4,510,835,014	1,640,306,101	270,061,610	0	0	2,870,528,913
	Structures	227,704,167	2,363,660	4,753,229	225,314,598	134,204,989	13,892,160	0	0	91,109,609
	Machinery and equipment	211,076,556	7,401,116	14,270,734	204,206,938	146,628,143	14,929,398	0	0	57,578,795
	Vehicles	2,439,554,949	141,930,196	149,128,867	2,432,356,278	1,794,767,660	186,049,725	0	0	637,588,618
	Tools, furniture, and fixtures	2,128,237,913	131,151,531	406,575,520	1,852,813,924	1,103,073,554	189,829,155	0	0	749,740,370
	Total	9,300,313,167	518,569,102	593,355,517	9,225,526,752	4,818,980,447	674,762,048	0	0	4,406,546,305

Tangible assets (Depreciation not included in expenses)	Buildings	39,992,229,375	2,776,940,215	1,055,453,688	41,713,715,902	20,846,028,158	1,042,788,702	0	0	20,867,687,744
	Structures	1,318,913,017	3,500,231	4,238,482	1,318,174,766	1,066,057,891	15,367,878	0	0	252,116,875
	Machinery and equipment	55,784,238	0	4,452,263	51,331,975	45,599,387	360,522	0	0	5,732,588
	Vehicles	2,988,727	0	0	2,988,727	2,689,854	0	0	0	298,873
	Tools, furniture, and fixtures	354,006,563	0	5,632,692	348,373,871	166,766,976	0	0	0	181,606,895
	Total	41,723,921,920	2,780,440,446	1,069,777,125	43,434,585,241	22,127,142,266	1,058,517,102	0	0	21,307,442,975

Tangible assets (Non-depreciable assets)	Land	14,177,935,458	0	0	14,177,935,458	0	0	8,710,639	0	14,169,224,819
	Construction in progress	1,701,285,427	269,704,476	1,527,433,460	443,556,443	0	0	0	0	443,556,443
	Total	15,879,220,885	269,704,476	1,527,433,460	14,621,491,901	0	0	8,710,639	0	14,612,781,262

Total tangible assets	Buildings	44,285,968,957	3,012,662,814	1,074,080,855	46,224,550,916	22,486,334,259	1,312,850,312	0	0	23,738,216,657
	Structures	1,546,617,184	5,863,891	8,991,711	1,543,489,364	1,200,262,880	29,260,038	0	0	343,226,484
	Machinery and equipment	266,860,794	7,401,116	18,722,997	255,538,913	192,227,530	15,289,920	0	0	63,311,383
	Vehicles	2,442,543,676	141,930,196	149,128,867	2,435,345,005	1,797,457,514	186,049,725	0	0	637,887,491
	Tools, furniture, and fixtures	2,482,244,476	131,151,531	412,208,212	2,201,187,795	1,269,840,530	189,829,155	0	0	931,347,265
	Land	14,177,935,458	0	0	14,177,935,458	0	0	8,710,639	0	14,169,224,819
	Construction in progress	1,701,285,427	269,704,476	1,527,433,460	443,556,443	0	0	0	0	443,556,443
	Total	66,903,455,972	3,568,714,024	3,190,566,102	67,281,603,894	26,946,122,713	1,733,279,150	8,710,639	0	40,326,770,542

Intangible assets (Depreciation included in expenses)	Trademark rights	11,290,558	0	0	11,290,558	8,470,169	384,598	0	0	2,820,389
	Software	5,171,865,799	1,620,802,840	19,651,372	6,773,017,267	4,641,531,066	840,528,016	0	0	2,131,486,201
	Total	5,183,156,357	1,620,802,840	19,651,372	6,784,307,825	4,650,001,235	840,912,614	0	0	2,134,306,590

Intangible assets (Depreciation not included in expenses)	Trademark rights	1,139,550	0	0	1,139,550	1,139,550	0	0	0	0
	Total	1,139,550	0	0	1,139,550	1,139,550	0	0	0	0

Intangible assets (Non-depreciable assets)	Telephone subscription rights	969,150	0	631,050	338,100	0	0	0	0	338,100
	Software in progress	1,535,968,343	825,317,118	1,414,807,997	946,477,464	0	0	0	0	946,477,464
	Total	1,536,937,493	825,317,118	1,415,439,047	946,815,564	0	0	0	0	946,815,564

Total intangible assets	Trademark rights	12,430,108	0	0	12,430,108	9,609,719	384,598	0	0	2,820,389
	Telephone subscription rights	969,150	0	631,050	338,100	0	0	0	0	338,100
	Software	5,171,865,799	1,620,802,840	19,651,372	6,773,017,267	4,641,531,066	840,528,016	0	0	2,131,486,201
	Software in progress	1,535,968,343	825,317,118	1,414,807,997	946,477,464	0	0	0	0	946,477,464
	Total	6,721,233,400	2,446,119,958	1,435,090,419	7,732,262,939	4,651,140,785	840,912,614	0	0	3,081,122,154

Investments and other assets	Long-term deposits	2,000,000	0	0	2,000,000	0	0	0	0	2,000,000
	Long-term loans for development projects	45,500,000	0	6,500,000	39,000,000	0	0	0	0	39,000,000
	Long-term loans for emigration projects	20,573,886	0	20,573,886	0	0	0	0	0	0
	Allowance for loan losses (non-current)	(17,930,357)	0	(17,930,357)	0	0	0	0	0	0
	Claims probable in bankruptcy, claims probable in rehabilitation, and other pertaining to loans for emigration projects	30,562,179	0	30,562,179	0	0	0	0	0	0
	Allowance for loan losses (non-current)	(30,562,179)	0	(30,562,179)	0	0	0	0	0	0
	Long-term prepaid expenses	4,330,622	2,760,648	6,997,396	93,874	0	0	0	0	93,874
	Expected amount to be granted from the national budget	0	443,520	0	443,520	0	0	0	0	443,520
	Long-term guarantee deposits	1,715,969,464	74,479,133	195,382,585	1,595,066,012	0	0	0	0	1,595,066,012
	Prepaid pension expenses	2,548,652,822	(109,252,376)	0	2,439,400,446	0	0	0	0	2,439,400,446
	Contra-accounts for provision for retirement benefits	13,332,279,653	1,429,616,198	1,288,993,592	13,472,902,259	0	0	0	0	13,472,902,259
	Total	17,651,376,090	1,398,047,123	1,500,517,102	17,548,906,111	0	0	0	0	17,548,906,111

(Note)  Contra-accounts for provision for retirement benefits is described in No. 4 of Significant Accounting Policies.

General Account

(2) Details of inventories

							(Unit: Yen)

Type	Balance at the beginning of the period	Increase during the period		Decrease during the period		Balance at the end of the period	Remarks
		Purchase, manufacturing and transfer for the current fiscal year	Others	Delivery and transfer	Others

Stored goods	821,332,977	133,865,601	0	161,094,620	0	794,103,958

Stockpile	821,332,977	133,865,601	0	161,094,620	0	794,103,958

Japan	51,423,676	0	0	0	0	51,423,676

USA	194,307,789	25,420,068	0	67,737,129	0	151,990,728

Republic of Singapore	336,966,500	30,554,160	0	79,397,258	0	288,123,402

UAE	228,568,052	77,353,222	0	13,960,233	0	291,961,041

Republic of Palau	5,076,454	538,151	0	0	0	5,614,605

Republic of Marshall Islands	4,990,506	0	0	0	0	4,990,506

Payments for uncompleted contracted programs	507,235,932	604,885,080	0	0	0	1,112,121,012

Total	1,328,568,909	738,750,681	0	161,094,620	0	1,906,224,970

General Account

(3) Details of loans

(Unit: Yen)

Classification	Balance at the beginning of the period	Increase during the period	Decrease during the period		Balance at the end of the period	Remarks
			Collection	Others

Other short-term loans

Loans for development projects	6,500,000	6,500,000	6,500,000	0	6,500,000

Loans for emigration projects	713,255	0	713,255	0	0

Subtotal	7,213,255	6,500,000	7,213,255	0	6,500,000

Other long-term loans

Loans for development projects	45,500,000	0	0	6,500,000	39,000,000

Loans for emigration projects	51,136,065	0	8,478,730	42,657,335	0

Subtotal	96,636,065	0	8,478,730	49,157,335	39,000,000

Total	103,849,320	6,500,000	15,691,985	49,157,335	45,500,000

(Note)	“Others” shown under “Decrease during the period” is due to transfer from long-term to short-term loans.

General Account

(4) Details of provisions

(Unit: Yen)

Classification	Balance at the beginning of the period	Increase during the period	Decrease during the period		Balance at the end of the period	Remarks
			Intended use	Others

Provision for bonuses	1,400,452,752	1,418,011,853	1,400,452,752	0	1,418,011,853

Total	1,400,452,752	1,418,011,853	1,400,452,752	0	1,418,011,853

General Account

(5) Details of allowance for loan losses, etc.

							(Unit: Yen)
Classification	Balance of loans, etc.			Balance of allowance for loan losses			Remarks
	Balance at the beginning of the period	Increase or decrease during the period	Balance at the end of the period	Balance at the beginning of the period	Increase or decrease during the period	Balance at the end of the period

(Development projects)

Short-term loans for development projects	6,500,000	0	6,500,000	0	0	0

Ordinary loans	6,500,000	0	6,500,000	0	0	0	Breakdown of the preservation of claims for the year-end balance of loans is as follows: Joint and several guarantee ¥6,500,000

Long-term loans for development projects	45,500,000	(6,500,000)	39,000,000	0	0	0

Ordinary loans	45,500,000	(6,500,000)	39,000,000	0	0	0	Breakdown of the preservation of claims for the year-end balance of loans is as follows: Joint and several guarantee ¥39,000,000

(Development projects in total)	52,000,000	(6,500,000)	45,500,000	0	0	0

(Emigration projects)

Short-term loans for emigration projects	713,255	(713,255)	0	92,366	(92,366)	0

Ordinary loans	713,255	(713,255)	0	92,366	(92,366)	0

Long-term loans for emigration projects	51,136,065	(51,136,065)	0	48,492,536	(48,492,536)	0

Ordinary loans	3,036,794	(3,036,794)	0	393,265	(393,265)	0

Doubtful loans	17,537,092	(17,537,092)	0	17,537,092	(17,537,092)	0

Claims probable in bankruptcy, claims probable in rehabilitation, and other	30,562,179	(30,562,179)	0	30,562,179	(30,562,179)	0

(Emigration projects in total)	51,849,320	(51,849,320)	0	48,584,902	(48,584,902)	0

Total	103,849,320	(58,349,320)	45,500,000	48,584,902	(48,584,902)	0

(Note)	Standard for appropriation of allowance for loan losses is described in No. 5 of Significant Accounting Policies.

General Account

(6) Details of provision for retirement benefits

					(Unit: Yen)

Classification	Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Remarks
Total retirement benefit obligations	22,179,775,086	1,618,248,757	1,683,668,469	22,114,355,374
Retirement benefits	13,332,279,653	1,429,616,198	1,288,993,592	13,472,902,259
Defined benefit corporate pension plan	8,847,495,433	188,632,559	394,674,877	8,641,453,115
Unrecognized past service cost and unrecognized actuarial differences	0	0	0	0
Plan assets	11,396,148,255	79,380,183	394,674,877	11,080,853,561
Provision for retirement benefits	13,332,279,653	1,429,616,198	1,288,993,592	13,472,902,259
Prepaid pension expenses	2,548,652,822	(109,252,376)	0	2,439,400,446

General Account

(7) Details of asset retirement obligations

					(Unit: Yen)

Classification	Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Remarks
Obligations of restoration to original state based on a building lease agreement	400,873,675	0	59,879	400,813,796	Specified expenses in Accounting Standards for Incorporated Administrative Agencies No. 91

General Account

(8) Details of capital surplus

					(Unit: Yen)

Classification	Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Remarks
Facility expenses	5,357,821,431	2,780,440,446	0	8,138,261,877	Increase due to acquisition of non-current assets
Operational grants	98,208,983	0	0	98,208,983
Donations and others	2,000,000	0	0	2,000,000
Capital reduction	3,605,147,304	0	0	3,605,147,304
Specified assets in Accounting Standards for Incorporated Administrative Agencies No. 87	(122,494,000)	0	0	(122,494,000)
Lease contracts	(113,690,859)	0	0	(113,690,859)
Reserve fund carried over from the previous Mid-term Objective period	466,129,672	0	0	466,129,672
Total	9,293,122,531	2,780,440,446	0	12,073,562,977

General Account

(9) Details of operational grant liabilities, transfer for the current period, etc.

1. Details of changes in operational grant liabilities

(Unit: Yen)

Balance at the beginning of the period	Operational grants for the current period	Transfer for the current period				Offset by contra- accounts for provision	Balance at the end of the period
		Revenues from operational grants	Contra-accounts for assets funded by operational grants	Capital surplus	Subtotal
74,844,036,374	167,141,389,000	170,283,871,688	1,590,840,797	0	171,874,712,485	2,565,906,672	67,544,806,217

2. Details of the transfer amount from operational grant liabilities and the main usage

(1) Details of the transfer amount to operational grant revenue and the main usage			(Unit: Yen)

Classification	Revenues from operational grants	Main usages of operational grants
		Expenses	Main usages
Transfer based on operation achievement method
Priority development cooperation issues	119,034,417,129	119,030,763,139	Personnel expenses: ¥11,188,264,634, Outsourcing expenses: ¥52,947,592,010, Other expenses: ¥54,894,906,495
JICA Development Studies	7,572,718,048	7,572,718,048	Personnel expenses: ¥754,946,953, Fees paid to experts: ¥1,036,794,914, Other expenses: ¥5,780,976,181
Partnerships with the private sector	4,833,889,664	4,880,721,240	Personnel expenses: ¥528,589,432, Outsourcing expenses: ¥3,707,560,852, Other expenses: ¥644,570,956
Partnerships with various development partners	23,173,266,944	23,171,074,597	Personnel expenses: ¥2,398,557,189, Fees paid to experts: ¥7,661,197,618, Other expenses: ¥13,111,319,790
Strengthen foundations for operational implementation	3,770,327,990	3,768,807,684	Personnel expenses: ¥465,524,955, Fees paid to experts: ¥1,993,697,054, Other expenses: ¥1,309,585,675
Transfer based on term method
Common	11,365,122,373	11,457,484,052	Personnel expenses: ¥4,003,455,881, Rents: ¥874,547,921, Other expenses: ¥6,579,480,250
Transfer based on the related expenses are incurred
Disaster relief activities	534,129,540	534,129,540	Outsourcing expenses: ¥166,040,607, Rents: ¥74,465,692, Other expenses: ¥293,623,241
Total	170,283,871,688	170,415,698,300

(2) Details of transfer amount to contra-accounts for assets funded by operational grants and main usages	(Unit: Yen)

Segment	Transfer amount to contra-accounts for assets funded by operational grants
	Transfer amount	Main usages
Priority development cooperation issues	1,012,942,105	Software in progress: ¥586,439,043 Vehicles: ¥88,092,934 Others: ¥338,410,128
JICA Development Studies	66,205,424	Software in progress: ¥39,570,960 Vehicles: ¥5,944,219 Others: ¥20,690,245
Partnerships with the private sector	46,354,896	Software in progress: ¥27,706,306 Vehicles: ¥4,161,950 Others: ¥14,486,640
Partnerships with various development partners	236,243,976	Software in progress: ¥125,721,694 Tools, furniture, and fixtures ¥24,680,404 Others: ¥85,841,878
Strengthen foundations for operational implementation	175,993,119	Stored goods ¥133,327,450 Software in progress: ¥24,400,747 Others: ¥18,264,922
Common	53,101,277	Software: ¥35,510,236 Software in progress: ¥12,747,118 Others: ¥4,843,923
Total	1,590,840,797

3. Details of offset by contra-accounts for provision		(Unit: Yen)
Segment	Offset by provision of allowance
	Offset amount	Details of offset
Priority development cooperation issues	871,183,136	Contra-accounts for provision for bonuses: ¥871,183,136
JICA Development Studies	58,784,546	Contra-accounts for provision for bonuses: ¥58,784,546
Partnerships with the private sector	41,159,037	Contra-accounts for provision for bonuses: ¥41,159,037
Partnerships with various development partners	189,639,007	Contra-accounts for provision for bonuses: ¥189,639,007
Strengthen foundations for operational implementation	79,865,383	Contra-accounts for provision for bonuses: ¥79,865,383
Common	1,325,275,563	Contra-accounts for provision for bonuses: ¥159,821,643 Contra-accounts for provision for retirement benefits: ¥1,165,453,920
Total	2,565,906,672

4. Details of the balance of operational grant liabilities		(Unit: Yen)
Balance of operational grant liabilities		Reasons for the accrual of balance and revenue generation plan
Balance in relation to operations to which the revenue recognition method based on operation achievement is applied	66,426,106,296

The balance of operational grant liabilities carried forward to the next fiscal year and revenue generation plan are as follows.

(1) Priority development cooperation issues

A part of technical cooperation projects and training programs to solve development issues in developing regions will be implemented in the next fiscal year due to the circumstances of the partner countries and delays in equipment procurement and others. Hence, ¥60,488,186,759 (including advanced payments and others ¥13,395,762,705) will be transferred to revenue in the next fiscal year.

(2) JICA Development Studies

In JICA Development Studies Program, which is a program to prepare future leaders in development, a part of the projects to accept training participant will be implemented in the next fiscal year due to the circumstances of the partner countries and the partners which accept the trainees. Hence, ¥174,629,864 (including advanced payments and others ¥368,423) will be transferred to revenue in the next fiscal year.

(3) Partnerships with the private sector

¥187,111,538 of advanced payment will be transferred to revenue in the next fiscal year.

(4) Partnerships with various development partners

In volunteer programs which promote citizens to participate in development cooperation and science and technology cooperation, a part of the cooperation programs will be implemented in the next fiscal year due to circumstances of the partner countries. Hence, ¥5,688,214,047 (including advanced payments and others ¥4,268,017,355) will be transferred to revenue in the next fiscal year.

(5) Strengthen foundations for operational implementation

In promotion development to promote the strengthen foundations for operational implementation, a part of the programs will be implemented in the next fiscal year due to circumstances of the partner countries. Hence, ¥58,335,336 (including advanced payments and others ¥51,171,631) will be transferred to revenue in the next fiscal year.

Of the total amount of (1) to (5), which is 66,596,477,544 yen, the amount of 170,371,248 yen spent in excess of the allocated amount in the current fiscal year, totaling 66,426,106,296 yen, will be carried over to the next fiscal year.

Balance in relation to operations to which the revenue recognition method based on cost progress method is applied	400,615,369	The revenue recognition method based on cost progress method is applied for the disaster relief activities that occurred unexpectedly during the fiscal year. The carried over balance of Operational grant liabilities will be transferred to revenue in the next fiscal year.
Undistributed amount, etc.	718,084,552	Amount spent in excess of the allocated amount during the current mid-term target period: 718,084,552 yen (Due to insufficient funding, revenue is expected to be recognized in the final fiscal year of the medium-term target period, pursuant to Article 81, Paragraph 4 of the accounting standards)
Total	67,544,806,217

General Account

(10) Details of facility expenses

(Unit: Yen)

		Breakdown of the accounting treatment mentioned on the left side				Remarks
Classification	Amount granted in the current period	Contra-accounts for construction in progress funded by subsidy for facilities	Capital surplus	Revenues from subsidy for facilities	Expected amount to be granted from the national budget

Program to improve domestic offices	2,052,347,577	162,512,191	1,350,357,241	539,478,145	0

Total	2,052,347,577	162,512,191	1,350,357,241	539,478,145	0

General Account

(11) Details of remunerations and salaries of officers and employees

(Unit: Thousands of yen, persons)

Classification	Remunerations or salaries		Retirement benefits
	Payment amount	Number of people	Payment amount	Number of people

Officers	(4,947)	(1)	(—)	(—)
	177,050	12	0	0

Employees	(9,669)	(2)	(—)	(—)
	17,201,828	1,978	1,288,994	128

Total	(14,616)	(3)	(—)	(—)
	17,378,878	1,990	1,288,994	128

(Notes)

1. Payment standard of remunerations and retirement benefits to officers

Remunerations and retirement benefits to officers are paid based on “Rules on Remuneration for Officers” and “Rules on Retirement Benefits for Officers” in place for Incorporated Administrative Agency - Japan International Cooperation Agency.

2. Payment standard of salaries and retirement benefits to employees

Salaries and retirement benefits to employees are paid based on “Rules on Salaries for Employees” and “Rules on Retirement Benefits for Employees” in place for Incorporated Administrative Agency - Japan International Cooperation Agency.

3. Number of people As for the number of people to whom remunerations or salaries are paid, the average number of JICA officers and employees during the period is used.

4. Others Figures in parentheses ( ) indicate the number of part-time officers or employees classified as external members.

General Account

(12) Segment information to be disclosed

											(Unit: Yen)

Classification	(1) Priority development cooperation issues	(2) JICA Development Studies	(3) Partnerships with the private sector	(4) Partnerships with various development partners	(5) Strengthen foundations for operational implementation	(6) Grant aid	(7) Contracted programs	(8) Other operations	Subtotal	(9) Corporate common expenses, etc.	Total
I. Administrative service operation cost
Expenses in the statement of income	120,831,545,169	8,153,311,516	5,708,684,946	25,904,050,430	5,027,598,242	113,492,865,561	8,492,450	72,217,724	279,198,766,038	15,986,442,211	295,185,208,249
Other administrative service operation costs
Depreciation not included in expenses	—	—	—	—	—	—	—	—	—	170,412,506	170,412,506
Interest expenses not included in expenses	—	—	—	—	—	—	—	—	—	(59,879)	(59,879)
Disposal and sale differential not included in expenses	—	—	—	—	—	—	—	—	—	1,069,669,780	1,069,669,780
Total other administrative service operation costs	—	—	—	—	—	—	—	—	—	1,240,022,407	1,240,022,407
Administrative service operation cost	120,831,545,169	8,153,311,516	5,708,684,946	25,904,050,430	5,027,598,242	113,492,865,561	8,492,450	72,217,724	279,198,766,038	17,226,464,618	296,425,230,656
II. Cost being borne by the public for the operation of Incorporated Administrative Agency	120,446,650,169	8,153,311,516	5,708,684,946	25,904,050,430	5,027,598,242	113,492,865,561	(20,038)	0	278,733,140,826	15,951,760,193	294,684,901,019
III. Operating expenses, revenues, and profits and losses
Operating expenses	120,831,545,169	8,153,311,516	5,708,684,946	25,904,050,430	5,027,598,242	113,492,865,561	8,492,450	72,217,724	279,198,766,038	539,921,665	279,738,687,703
Outsourcing expenses	54,863,817,492	527,437,234	3,926,149,905	7,299,849,238	833,218,721	0	345,675	17,836,010	67,468,654,275	0	67,468,654,275
Fees paid to experts	21,876,182,061	1,036,794,914	485,953,307	8,049,750,441	2,002,259,366	0	5,133,888	15,186,942	33,471,260,919	0	33,471,260,919
Travelling and transportation expenses	2,103,429,664	141,932,450	99,376,510	450,936,450	87,520,186	0	0	6,203,379	2,889,398,639	0	2,889,398,639
Personnel expenses	11,188,264,634	754,946,953	528,589,432	2,398,557,189	465,524,955	0	0	0	15,335,883,163	0	15,335,883,163
Rents	2,225,057,308	150,139,480	105,122,807	477,011,170	92,580,908	0	0	0	3,049,911,673	0	3,049,911,673
Fund provision	0	0	0	0	0	113,492,865,561	0	0	113,492,865,561	0	113,492,865,561
Other expenses	28,574,794,010	5,542,060,485	563,492,985	7,227,945,942	1,546,494,106	0	3,012,887	32,991,393	43,490,791,808	539,921,665	44,030,713,473
General administrative expenses	—	—	—	—	—	—	—	—	—	13,494,973,110	13,494,973,110
Fees paid to experts	—	—	—	—	—	—	—	—	—	725,240,361	725,240,361
Personnel expenses	—	—	—	—	—	—	—	—	—	4,003,455,881	4,003,455,881
Rents	—	—	—	—	—	—	—	—	—	874,547,921	874,547,921
Other expenses	—	—	—	—	—	—	—	—	—	7,891,728,947	7,891,728,947
Depreciation	—	—	—	—	—	—	—	—	—	1,515,674,662	1,515,674,662
Financial expenses	—	—	—	—	—	—	—	—	—	382,970,217	382,970,217
Miscellaneous losses	0	0	0	0	0	0	0	0	0	13,769,144	13,769,144
Total	120,831,545,169	8,153,311,516	5,708,684,946	25,904,050,430	5,027,598,242	113,492,865,561	8,492,450	72,217,724	279,198,766,038	15,947,308,798	295,146,074,836

Operating revenues
Revenues from operational grants	119,034,417,129	7,572,718,048	4,833,889,664	23,173,266,944	4,304,457,530	0	0	0	158,918,749,315	11,365,122,373	170,283,871,688
Revenues from grant aid	0	0	0	0	0	113,492,865,561	0	0	113,492,865,561	0	113,492,865,561
Revenues from contracted programs	0	0	0	0	0	0	8,512,488	0	8,512,488	0	8,512,488
Revenues from on development projects	0	0	0	0	0	0	0	0	0	125,922	125,922
Revenues from emigration projects	0	0	0	0	0	0	0	0	0	637,754	637,754
Revenue from subsidy for facilities	0	0	0	0	0	0	0	0	0	539,478,145	539,478,145
Revenues from expected amount to be granted from the national budget	0	0	0	0	0	0	0	0	0	443,520	443,520
Donations	0	0	0	0	0	0	0	72,217,724	72,217,724	0	72,217,724
Reversal of allowance for loan losses	0	0	0	0	0	0	0	0	0	5,927,567	5,927,567
Reversal of contra-accounts for assets	0	0	0	0	161,094,620	0	0	0	161,094,620	1,426,113,321	1,587,207,941
Revenues from contra-accounts for provision for bonuses	0	0	0	0	0	0	0	0	0	1,418,011,853	1,418,011,853
Revenues from contra-accounts for provision for retirement benefits	0	0	0	0	0	0	0	0	0	1,306,076,526	1,306,076,526
Financial revenues	0	0	0	0	0	0	0	0	0	173,559,833	173,559,833
Miscellaneous income	384,895,000	0	0	0	0	0	0	0	384,895,000	1,633,460,533	2,018,355,533
Total	119,419,312,129	7,572,718,048	4,833,889,664	23,173,266,944	4,465,552,150	113,492,865,561	8,512,488	72,217,724	273,038,334,708	17,868,957,347	290,907,292,055

Operating income or loss	(1,412,233,040)	(580,593,468)	(874,795,282)	(2,730,783,486)	(562,046,092)	0	20,038	0	(6,160,431,330)	1,921,648,549	(4,238,782,781)

IV. Extraordinary income or losses, etc.
Extraordinary losses	0	0	0	0	0	0	0	0	0	39,133,413	39,133,413
Extraordinary income	0	0	0	0	0	0	0	0	0	65,743,566	65,743,566
Net income or loss	(1,412,233,040)	(580,593,468)	(874,795,282)	(2,730,783,486)	(562,046,092)	0	20,038	0	(6,160,431,330)	1,948,258,702	(4,212,172,628)
Reversal of reserve fund carried over from the previous Mid-term Objective period	3,829,504,721	0	288,402,685	1,134,584,953	19,508,905	0	0	0	5,272,001,264	0	5,272,001,264
Total income or loss for the current fiscal year	2,417,271,681	(580,593,468)	(586,392,597)	(1,596,198,533)	(542,537,187)	0	20,038	0	(888,430,066)	1,948,258,702	1,059,828,636

V. Total assets
Cash and deposits	0	0	0	0	0	145,457,692,260	821,489,399	323,297,488	146,602,479,147	78,767,968,722	225,370,447,869
Advance payments	14,559,379,046	137,923	203,040,142	4,946,902,641	47,487,220	0	3,863,090	0	19,760,810,062	0	19,760,810,062
Buildings	0	0	0	0	0	0	0	0	0	23,738,216,657	23,738,216,657
Other assets	223,030,032	325,352,979	6,659,649	190,203,608	802,982,296	26,553,294	1,125,178,324	45,548,882	2,745,509,064	41,897,160,900	44,642,669,964
Total	14,782,409,078	325,490,902	209,699,791	5,137,106,249	850,469,516	145,484,245,554	1,950,530,813	368,846,370	169,108,798,273	144,403,346,279	313,512,144,552

(Note)  1. Segment classification and main descriptions

Operations are classified into seven segments in accordance with descriptions of the Mid-term Plan based on operations specified in Article 13 of the Act of the Incorporated Administrative Agency - Japan International Cooperation Agency.

Operations in relation to donations and operations prescribed in Article 13 are organized as other operations.

1) Priority development cooperation issues

2) JICA Development Studies

3) Partnerships with the private sector

4) Partnerships with various development partners

5) Strengthen foundations for operational implementation

6) Grant aid

7) Contracted programs

2. Disclosure of operating expenses

Operating expenses are classified in Operating expenses in the Statement of Income according to their nature. Items that account for less than 5% of the total amount allocated to each segment are included in Other expenses.

The relationship between Operating expenses in this list and Operating expenses in the Statement of Income is as follows:

1) Priority development cooperation issues: amount of expenses for priority sectors and region

2) JICA Development Studies: amount of expenses for JICA Development Studies

3) Partnerships with the private sector: amount of expenses for private sector partnership

4) Partnerships with various development partners: amount of expenses for domestic partnerships and foreign human resources programs

5) Strengthen foundations for operational implementation: amount of expenses for strengthen foundations for operational implementation

6) Grant aid: amount of expenses for grant aid

7) Contracted programs: amount of expenses for contracted programs

8) Other operations: amount of expenses for donation projects

9) Corporate common expenses, etc.: amounts of facility expenses

(2) Personnel expenses and Rents which are recorded in Administrative service operation cost and General administrative expenses that have been classified as corporate common expenses, etc. cannot be allocated to each segment due to the following reasons:

1) Personnel expenses: employees are in charge of several operations and their involvement in each operation is not uniform.

2) Rents: a wide variety of buildings are included in target property and they are used for multiple operations.

3. Assets are listed in accordance with the accounts in the balance sheet. Items that account for less than 5% of total assets are included in other assets.

4. Because Operating expenses for 1) Priority development cooperation issues and 4) Partnerships with various development partners are financed not only by operational grants but also by revenues from operations, the corresponding amounts are shown as Miscellaneous income, etc. in Operating revenues.

5. “-” is shown in the columns of items which have been allocated only to corporate common expenses, etc., because they cannot be allocated to individual segments.

General Account

(13) Details of grant-in-aid for scientific research

			(Unit: Yen)
Classification	Amounts granted in the current period	Number of the projects	Remarks
Grant-in-Aid for Scientific Research B	(12,535,466) 3,760,640	2
Grant-in-Aid for Scientific Research C	(450,000) 135,000	1
Grant-in-Aid for Young Scientists	(600,000) 180,000	1
Total	(13,585,466) 4,075,640	4

(Note)	Amounts granted in the current period indicate the amounts equivalent to indirect expenses. The amounts equivalent to direct expenses are indicated in parentheses ( ).

General Account

(14) Details of main assets and liabilities other than those mentioned above

1. Cash and deposits

			(Unit:Yen)
Classification		Amount	Remarks

Cash		2,955,187

Cash in foreign currency		54,939,440

Deposit accounts		200,591,995,112

Checking accounts		22,837,422

Deposit accounts in foreign currency		794,004,889

Checking accounts in foreign currency		4,903,715,819

Time deposits		19,000,000,000

Total		225,370,447,869
2. Advance payments
			(Unit: Yen)
Classification	Amount	Counterparty	Remarks
Operating expenses	19,760,810,062	Nippon Koei Co., Ltd. and others
Total	19,760,810,062

3. Funds for grant aid			(Unit: Yen)
Classification	Amount	Counterparty	Remarks

Funds for grant aid	144,383,065,050	Republic of the Union of Myanmar and others
Total	144,383,065,050
4. Accounts payable
			(Unit: Yen)
Classification	Amount	Counterparty	Remarks

Operating expenses	20,351,244,829	Nippon Koei Co., Ltd. and others

General administrative expenses	3,010,557,433	KDDI Corporation and others

Expenses for grant aid	1,101,180,504	Government of the Republic of Burundi and others

Subsidy for facilities	708,882,080	Takasago Thermal Engineering Co., Ltd. and others

Expenses for contracted programs	101,093,900	Japan Forest Technology Association and others

Expenses for donation projects	14,297,378	Okinawa Congrès Inc. and others

Others	70,957,368	Japan International Cooperation Agency mutual aid association and others
Total	25,358,213,492

General Account

(15) Details of relevant public interest corporations

Corporation type and name	(Relevant public interest corporations, etc.)				(Relevant public interest corporations, etc.)

Items	Japan Overseas Cooperative Association				Hokkaido International Exchange and Cooperation Center
Outline of operations

(1)  International cooperative activities in developing countries and activities pertaining to the promotion, promulgation, and edification of international exchange and global understanding.

(2)  Assistance for postdisaster restoration and peace-building activities.

(3)  Activities pertaining to cooperation and collaboration with international and domestic support agencies, international cooperation associations, and other institutions.

(4)  Activities pertaining to support for the development of a multicultural symbiotic society and vitalization and internationalization of societies.

(5)  Activities to support integrated community building and human resource development involving various sectors for the purpose of regional revitalization in cooperation in local communities.

1. Planning, support on coordination and implementation of project for the purpose of integrated community building including various sectors such as education, welfare service and industrial promotion

2. Category II social welfare services prescribed in article 2 of the Social Welfare Act

(a)  Based on Child Welfare Act:

-  day care services for handicapped children

-  consultation services for handicapped children

-  after-school child sound upbringing services

-  regional base services of the child care support

-  nursery center management services

(b) Based on act on Social Welfare for the Elderly

-  senior in-home care services

-  senior day-services

(c)  Based on act to comprehensively support daily and social lives of persons with disabilities

-  welfare services for persons with disabilities

-  consultation support services

-  services to support regional life

-  management of community activity support centers

3. Activities to support employment by agricultural production, processing, sales, and outsourcing of agricultural operations

4. Human resource development and training

(6)  Other activities necessary to achieve the objectives of the Association.

(1) Promotion of international exchanges (2) Promotion of international understanding (3) Promoting international cooperation (4) Other activities necessary for the fulfillment of public good

Name of officers	Number of officers: 7 Representative Director and President: Ryosei Oya				Number of officers: 26 President: Yasuhiro Tsuji

Association chart on transactions between relevant public interest corporations and JICA
Japan Overseas Cooperative Association
	JICA				JICA		Hokkaido International Exchange and Cooperation Center

		(Operation Consignment)				(Operation Consignment)

Assets		4,397,472,443 yen					573,753,912 yen

Liabilities		2,260,294,081 yen					28,681,035 yen

(Statement of changes in net assets)

Balance of net assets at the beginning of the fiscal year		2,030,594,773 yen					541,353,031 yen

Changes in general net assets

¡ Revenues	¡ Revenues				¡ Revenues

- Subsidy received, etc.	- Subsidy received, etc.	101,781,181 yen			- Subsidy received, etc.		88,033,177 yen

- Other revenues	- Other revenues	3,779,756,335 yen			- Other revenues		84,319,299 yen

¡ Expenses	¡ Expenses	3,847,167,637 yen			¡ Expenses		174,001,493 yen

Changes in specified net assets

¡ Revenues	¡ Revenues				¡ Revenues

- Subsidy received, etc.	- Subsidy received, etc.	72,213,710 yen			- Subsidy received, etc.		0 yen

- Other revenues	- Other revenues	0 yen			- Other revenues		5,368,863 yen

¡ Expenses	¡ Expenses	0 yen			¡ Expenses		0 yen

Balance of net assets at the end of the fiscal year		2,137,178,362 yen					545,072,877 yen

(Statement of activities)

Balance of net assets at the beginning of the fiscal year		-					-

Total revenues for the current period		-					-

Total expenditures for the current period		-					-

Net balance of revenues and expenditures for the current period		-					-

Details of contributions and donations to basic funds of relevant public interest corporations, etc. Details of membership expenses and burden charges to be borne in order to be allocated to management expenses, operating expenses, etc.	N/A				N/A

Details of receivables and payables to relevant public interest corporations	Accounts payable: 384,122,153 yen, Accounts receivable: N/A				N/A

Details of debt guarantee	N/A				N/A

Amounts and ratios in relation to operating revenues, order placement by JICA, etc. (amounts and ratios of competitive contracts, planning competitions and public selections, and non-competitive negotiated contracts)

	Total operating revenues:	3,746,064,344 yen			Total operating revenues:	65,473,884 yen
	(Breakdown: JICA transactions		1,560,535,403 yen	41.7%)	(Breakdown: JICA transactions			34,003,127 yen	51.9%)
	Competitive contract (		1,257,731,686 yen	80.6%)	Competitive contract	(		0 yen	0.0%)
	Planning competition and public selection (		302,764,567 yen	19.4%)	Planning competition and public selection	(		33,136,896 yen	97.5%)
	Non-competitive negotiated contracts (		16,200 yen	0.0%)	Non-competitive negotiated contracts	(		0 yen	0.0%)
	Other (		22,950 yen	0.0%)	Other	(		866,231 yen	2.5%)

(Note 1) The above amount pertains to the period from April 1, 2023, through March 31, 2024.

General Account

Corporation type and name	(Relevant public interest corporations, etc.)					(Relevant public interest corporations, etc.)

Items	The Association of Nikkei & Japanese Abroad					Kitakyushu International Techno-Cooperative Association
Outline of operations

(1)   Support and promulgation of economic, cultural, educational, and social activities in cooperation with overseas and domestic Japan-related organizations or by itself.

(2)   Cooperation pertaining to carrying out of international cooperative activities and international exchange activities.

(3)   Collaboration with municipalities and international exchange associations

(4)   Promulgation both at home and abroad of research outcomes and knowledge regarding activities pertaining international cooperation and international exchange endeavors

(5)   Provision of information and collaboration regarding migration and overseas expansion of businesses

(6)   Establishment and operation of centers for Japanese abroad

(7)   Consultations and intermediation for and regarding Japanese abroad

(8)   Publicity of and edification regarding situations in Japan

(9)   Organizing of the convention of Nikkei and Japanese abroad

(10)  Edification regarding investment from overseas, investment overseas, and businesses

(11)  Other activities necessary for the fulfillment of public good

(1)   Development of necessary research studies and educational curriculums, creation and undertaking of training programs, dispatch of experts, and transfer of technologies overseas

(2)   Planning and undertaking of activities to promote international goodwill

(3)   Planning and undertaking of other activities for the purpose of fulfilling the aims of this association

Name of officers	Number of officers: 17 Representative Director and President: Yoshihiro Murai					Number of officers: 11 President: Ikuya Yamamoto

Association chart on transactions between relevant public interest corporations and JICA
			The Association of Nikkei & Japanese Abroad					Kitakyushu International Techno- Cooperative Association
	JICA					JICA

		(Operation Consignment)					(Operation Consignment)

Assets			189,993,193 yen					611,300,732 yen

Liabilities			122,877,270 yen					22,635,251 yen

(Statement of changes in net assets)

Balance of net assets at the beginning of the fiscal year			59,057,772 yen					612,576,653 yen

Changes in general net assets

¡ Revenues	¡ Revenues					¡ Revenues

- Subsidy received, etc.	- Subsidy received, etc.		0 yen			- Subsidy received, etc.		32,700,000 yen

- Other revenues	- Other revenues		408,787,554 yen			- Other revenues		128,725,984 yen

¡ Expenses	¡ Expenses		398,734,903 yen			¡ Expenses		185,337,156 yen

Changes in specified net assets

¡ Revenues	¡ Revenues					¡ Revenues

- Subsidy received, etc.	- Subsidy received, etc.		0 yen			- Subsidy received, etc.		0 yen

- Other revenues	- Other revenues		1,000,000 yen			- Other revenues		0 yen

¡ Expenses	¡ Expenses		2,994,500 yen			¡ Expenses		0 yen

Balance of net assets at the end of the fiscal year			67,115,923 yen					588,665,481 yen

(Statement of activities)

Balance of net assets at the beginning of the fiscal year			-					-

Total revenues for the current period			-					-

Total expenditures for the current period			-					-

Net balance of revenues and expenditures for the current period			-					-

Details of contributions and donations to basic funds of relevant public interest corporations, etc. Details of membership expenses and burden charges to be borne in order to be allocated to management expenses, operating expenses, etc.

	N/A					N/A

Details of receivables and payables to relevant public interest corporations	Accounts payable: 19,682,586 yen, Accounts receivable:N/A					N/A

Details of debt guarantee	N/A					N/A

Amounts and ratios in relation to operating revenues, order placement by JICA, etc. (amounts and ratios of competitive contracts, planning competitions and public selections, and non-competitive negotiated contracts)

	Total operating revenues:	395,186,444 yen				Total operating revenues:	123,226,420 yen
	(Breakdown: JICA transactions			218,275,452 yen	55.2%)	(Breakdown: JICA transactions			105,390,644 yen	85.5%)
	Competitive contract	(		81,260,605 yen	37.2%)	Competitive contract	(		0 yen	0.0%)
	Planning competition and public selection	(		27,131,030 yen	12.4%)	Planning competition and public selection	(		105,390,644 yen	100.0%)
	Non-competitive negotiated contracts	(		109,868,017 yen	50.3%)	Non-competitive negotiated contracts	(		0 yen	0.0%)
	Other	(		15,800 yen	0.0%)	Other	(		0 yen	0.0%)

	(Note 1) The above amount pertains to the period from April 1, 2023, through March 31, 2024.					(Note 1) The above amount pertains to the period from April 1, 2023, through March 31, 2024.

General Account

Corporation type and name	(Relevant public interest corporations, etc.)					(Relevant public interest corporations, etc.)

Items	Japan International Medical TEchnology Foundation					International Civil and Commercial Law Centre Foundation
Outline of operations

(1) Training for overseas experts in the medical technology field

(2) Dispatch of Japanese medical technology and related experts overseas

(3) International cooperation activities with domestic and overseas medical-related organizations

(4) Research and enlightnment activities for domestic and overseas medical technology

(5) Disaster medical activities

(6) Other activities necessary for the achievement of objectives of this corporate body

(1)   Implementation and support of training programs for individuals involved in civil and commercial laws, primarily in the Asia region

(2)   Invitation and dispatch of domestic and international researchers and experts in civil and commercial law, as well as support for such activities

(3)   Organization and support of lectures, study groups, symposiums, seminars, and other gatherings aimed at investigation, research, training, and information exchange related to domestic and international civil and commercial law

(4)   Collection of information and materials, and implementation and support of investigations and research related to domestic and international civil and commercial law

(5)   Publication and distribution of journals, literature, and other materials

(6)   Collaboration and cooperation with relevant domestic and international institutions and organizations

(7)   Other activities necessary for the achievement of objectives of this corporate body

Name of officers	Number of officers: 15 Representative Director and Chairman: Shigeki Hayashi					Number of officers: 10 Representative Director and Chairman: Kuniharu Nakamura Director: Gotaro Ogawa (Former Director General of the General Affairs Department, JICA)

Association chart on transactions between relevant public interest corporations and JICA
Japan International Medical TEchnology Foundation
	JICA					JICA		International Civil and Commercial Law Centre Foundation

		(Operation Consignment)					(Operation Consignment)

Assets			50,627,962 yen					147,499,903 yen

Liabilities			23,427,870 yen					7,137,796 yen

(Statement of changes in net assets)

Balance of net assets at the beginning of the fiscal year			34,589,168 yen					137,351,770 yen

Changes in general net assets

¡ Revenues	¡ Revenues					¡ Revenues

- Subsidy received, etc.	- Subsidy received, etc.		1,298,478 yen			- Subsidy received, etc.		0 yen

- Other revenues	- Other revenues		70,873,252 yen			- Other revenues		78,965,687 yen

¡ Expenses	¡ Expenses		72,720,736 yen			¡ Expenses		75,955,350 yen

Changes in specified net assets

¡ Revenues	¡ Revenues					¡ Revenues

- Subsidy received, etc.	- Subsidy received, etc.		0 yen			- Subsidy received, etc.		0 yen

- Other revenues	- Other revenues		0 yen			- Other revenues		0 yen

¡ Expenses	¡ Expenses		6,840,070 yen			¡ Expenses		0 yen

Balance of net assets at the end of the fiscal year			27,200,092 yen					140,362,107 yen

(Statement of activities)

Balance of net assets at the beginning of the fiscal year			-					-

Total revenues for the current period			-					-

Total expenditures for the current period			-					-

Net balance of revenues and expenditures for the current period			-					-

Details of contributions and donations to basic funds of relevant public interest corporations, etc. Details of membership expenses and burden charges to be borne in order to be allocated to management expenses, operating expenses, etc.	N/A					N/A

Details of receivables and payables to relevant public interest corporations	N/A					Accounts payable: 35,243,716 yen, Accounts receivable: N/A

Details of debt guarantee	N/A					N/A

Amounts and ratios in relation to operating revenues, order placement by JICA, etc. (amounts and ratios of competitive contracts, planning competitions and public selections, and non-competitive negotiated contracts)

	Total operating revenues:	50,294,885 yen				Total operating revenues:	60,605,487 yen
	(Breakdown: JICA transactions			32,787,554 yen	65.2%)	(Breakdown: JICA transactions			60,605,487 yen	100.0%)
	Competitive contract	(		0 yen	0.0%)	Competitive contract	(		0 yen	0.0%)
	Planning competition and public selection	(		32,787,554 yen	100.0%)	Planning competition and public selection	(		0 yen	0.0%)
	Non-competitive negotiated contracts	(		0 yen	0.0%)	Non-competitive negotiated contracts	(		60,605,487 yen	100.0%)
	Other	(		0 yen	0.0%)	Other	(		0 yen	0.0%)

(Note 1) The above amount pertains to the period from April 1, 2023, through March 31, 2024.

General Account

Corporation type and name	(Relevant public interest corporations, etc.)					(Relevant public interest corporations, etc.)

Items	Pacific Resource Exchange Center					Overseas Agricultural Development Association
Outline of operations

(1) Fostering human resources to contribute mainly to the growth of developing countries, etc.

(2) Economic, cultural, and personal exchange activities mainly with developing countries, etc.

(3) Cultivating human resources tasked with economic, cultural, and personal exchange activities mainly with developing countries, etc.

(4) Gathering information and research/study related to economic cooperation

(5) Public awareness and publicity concerning the aforementioned activities

(6) Other activities necessary for the achievement of objectives of this corporate body

(1)   Proposal regarding effective undertaking of overseas agricultural development cooperation

(2)   Guidance and advice for overseas agricultural development cooperation by private-sector companies

(3)   Cooperation for activities by the government and private-sector companies regarding overseas agricultural development cooperation

(4)   Research and study regarding overseas agricultural development cooperation

(5)   Gathering and providing of information regarding overseas agricultural development cooperation

(6)   Carrying out of collaborative activities with community organizations regarding rural community promotion in Japan

(7)   Capacity building and securing of personnel who engage in rural community promotion in Japan

(8)   Activities for foreign technical intern training acceptance

(9)   Establishment and operation of necessary facilities for aforementioned activities

(10)  Other activities necessary to fulfill the aims of this organization

Name of officers	Number of officers: 19 Representative Director and President: Kiyoshi Otsubo					Number of officers: 16 Representative Director: Hidekazu Toyohara

Association chart on transactions between relevant public interest corporations and JICA
Pacific Resource Exchange Center
	JICA					JICA		Overseas Agricultural Development Association

		(Operation Consignment)					(Operation Consignment)

Assets			4,144,851,867 yen					90,777,000 yen

Liabilities			83,573,655 yen					31,579,851 yen

(Statement of changes in net assets)

Balance of net assets at the beginning of the fiscal year			4,177,754,492 yen					28,462,596 yen

Changes in general net assets

¡ Revenues	¡ Revenues					¡ Revenues

- Subsidy received, etc.	- Subsidy received, etc.		0 yen			- Subsidy received, etc.		0 yen

- Other revenues	- Other revenues		131,450,469 yen			- Other revenues		160,575,193 yen

¡ Expenses	¡ Expenses		247,926,749 yen			¡ Expenses		129,840,640 yen

Changes in specified net assets

¡ Revenues	¡ Revenues					¡ Revenues

- Subsidy received, etc.	- Subsidy received, etc.		0 yen			- Subsidy received, etc.		0 yen

- Other revenues	- Other revenues		0 yen			- Other revenues		0 yen

¡ Expenses	¡ Expenses		0 yen			¡ Expenses		0 yen

Balance of net assets at the end of the fiscal year			4,061,278,212 yen					59,197,149 yen

(Statement of activities)

Balance of net assets at the beginning of the fiscal year			-					-

Total revenues for the current period			-					-

Total expenditures for the current period			-					-

Net balance of revenues and expenditures for the current period			-					-

Details of contributions and donations to basic funds of relevant public interest corporations, etc. Details of membership expenses and burden charges to be borne in order to be allocated to management expenses, operating expenses, etc.	N/A					N/A

Details of receivables and payables to relevant public interest corporations	Accounts payable: 21,747,348 yen, Accounts receivable: N/A					Accounts payable: 3,709,280 yen, Accounts receivable: 8,186,513 yen

Details of debt guarantee	N/A					N/A

Amounts and ratios in relation to operating revenues, order placement by JICA, etc. (amounts and ratios of competitive contracts, planning competitions and public selections, and non-competitive negotiated contracts)

	Total operating revenues:	54,024,199 yen				Total operating revenues:	158,863,714 yen
	(Breakdown: JICA transactions			42,221,536 yen	78.2%)	(Breakdown: JICA transactions			154,370,551 yen	97.2%)
	Competitive contract	(		21,747,348 yen	51.5%)	Competitive contract	(		0 yen	0.0%)
	Planning competition and public selection	(		20,474,188 yen	48.5%)	Planning competition and public selection	(		143,772,151 yen	93.1%)
	Non-competitive negotiated contracts	(		0 yen	0.0%)	Non-competitive negotiated contracts	(		0 yen	0.0%)
	Other	(		0 yen	0.0%)	Other	(		10,598,400 yen	6.9%)

	(Note 1) The above amount pertains to the period from April 1, 2023, through March 31, 2024.					(Note 1) The above amount pertains to the period from April 1, 2023, through March 31, 2024.

General Account

Corporation type and name	(Relevant public interest corporations, etc.)					(Relevant public interest corporations, etc.)

Items	Supporting Organization of J.O.C.V.					Takikawa International Exchange Association
Outline of operations

(1) Activities for the diffusion of cooperation volunteers’ activities for awareness raising and for understanding promotion

(2) Activities for promoting participation in cooperation volunteers

(3) Activities for assisting cooperation volunteers’ local activities

(4) Activities for leveraging cooperation volunteers’ experience for society

(5) Social contribution projects based on collaboration with citizen volunteers

(6) Activities for placement and staffing

(7) Other activities necessary to achieve the objectives of this corporation

(1)   Activities for international exchange

(2)   Activities for international cooperation

(3)   Activities for fostering international understanding

(4)   Activities for promoting multiculturalism

(5)   Other activities necessary to fulfill the purposes of the Association

Name of officers

Number of officers: 17

President and Representative Director: Yoichi Akashi

Standing Director General: Teiji Takeshita

(Former Director General of Secretariat of Japan Overseas Cooperation Volunteers, JICA)

Number of officers: 21 President: Norikazu Mizuguchi

Association chart on transactions between relevant public interest corporations and JICA
Supporting Organization of J.O.C.V.
	JICA					JICA		Takikawa International Exchange Association

		(Operation Consignment)					(Operation Consignment)

Assets			66,110,760 yen					53,532,047 yen

Liabilities			13,174,835 yen					5,295,802 yen

(Statement of changes in net assets)

Balance of net assets at the beginning of the fiscal year			40,102,906 yen					49,764,587 yen

Changes in general net assets

¡ Revenues	¡ Revenues					¡ Revenues

- Subsidy received, etc.	- Subsidy received, etc.		3,000,000 yen			- Subsidy received, etc.		4,150,000 yen

- Other revenues	- Other revenues		145,631,583 yen			- Other revenues		35,849,148 yen

¡ Expenses	¡ Expenses		135,798,564 yen			¡ Expenses		41,527,490 yen

Changes in specified net assets

¡ Revenues	¡ Revenues					¡ Revenues

- Subsidy received, etc.	- Subsidy received, etc.		0 yen			- Subsidy received, etc.		0 yen

- Other revenues	- Other revenues		0 yen			- Other revenues		0 yen

¡ Expenses	¡ Expenses		0 yen			¡ Expenses		0 yen

Balance of net assets at the end of the fiscal year			52,935,925 yen					48,236,245 yen

(Statement of activities)

Balance of net assets at the beginning of the fiscal year			-					-

Total revenues for the current period			-					-

Total expenditures for the current period			-					-

Net balance of revenues and expenditures for the current period			-					-

Details of contributions and donations to basic funds of relevant public interest corporations, etc. Details of membership expenses and burden charges to be borne in order to be allocated to management expenses, operating expenses, etc.	N/A					N/A

Details of receivables and payables to relevant public interest corporations	Accounts payable: 25,287,128 yen, Accounts receivable: N/A					N/A

Details of debt guarantee	N/A					N/A

Amounts and ratios in relation to operating revenues, order placement by JICA, etc. (amounts and ratios of competitive contracts, planning competitions and public selections, and non-competitive negotiated contracts)

	Total operating revenues:	138,136,034 yen				Total operating revenues:	33,719,902 yen
	(Breakdown: JICA transactions			122,356,442 yen	88.6%)	(Breakdown: JICA transactions			26,960,658 yen	80.0%)
	Competitive contract	(		118,732,426 yen	97.0%)	Competitive contract	(		0 yen	0.0%)
	Planning competition and public selection	(		0 yen	0.0%)	Planning competition and public selection	(		26,960,658 yen	100.0%)
	Non-competitive negotiated contracts	(		2,030,366 yen	1.7%)	Non-competitive negotiated contracts	(		0 yen	0.0%)
	Other	(		1,593,650 yen	1.3%)	Other	(		0 yen	0.0%)

General Account

Corporation type and name	(Relevant public interest corporations, etc.)				(Relevant public interest corporations, etc.)

Items	Tokachi Regional Activation Support Organization				Foundation for Advanced Studies on International Development
Outline of operations

(1)   Business about local problem solution

(2)   Business about activation of area

(3)   Business related to employee training, recruitment activities, and internships at local companies

(4)   Business of paid employment placement based on Employment Security Act

(5)   Business of undertaking of various operations

(6)   Business of renting various equipments, etc.

(7)   Business of food produce and sales

(8)   Other business required to achieve the purpose of the corporation

(1)   Cultivation of human resources for international development

(2)   Research and surveys for international development and assistance policy

(3)   Cooperation for advanced studies regarding international development

(4)   Technical cooperation projects overseas

(5)   Cooperation for private-sector business activities contributing to international development

(6)   Dissemination of information, edification, and publicity regarding international development

(7)   Activities in Japan drawing on insights from aforementioned activities

(8)   Other activities necessary to fulfill the aims of this foundation

Name of officers	Number of officers: 11 Chairman (Representative Director): Takeharu Matsumoto				Number of officers: 7 President: Tsuneo Sugishita

Association chart on transactions between relevant public interest corporations and JICA
		Tokachi Regional Activation Support Organization					Foundation for Advanced Studies on International Development
	JICA				JICA

		(Operation Consignment)				(Operation Consignment)

Assets		16,461,010 yen					614,430,257 yen

Liabilities		21,434,429 yen					45,839,325 yen

(Statement of changes in net assets)

Balance of net assets at the beginning of the fiscal year		(4,194,844) yen					616,431,229 yen

Changes in general net assets

¡ Revenues	¡ Revenues				¡ Revenues

- Subsidy received, etc.	- Subsidy received, etc.	0 yen			- Subsidy received, etc.		1,000,000 yen

- Other revenues	- Other revenues	52,124,466 yen			- Other revenues		193,314,466 yen

¡ Expenses	¡ Expenses	52,903,041 yen			¡ Expenses		242,154,763 yen

Changes in specified net assets

¡ Revenues	¡ Revenues				¡ Revenues

- Subsidy received, etc.	- Subsidy received, etc.	0 yen			- Subsidy received, etc.		0 yen

- Other revenues	- Other revenues	0 yen			- Other revenues		0 yen

¡ Expenses	¡ Expenses	0 yen			¡ Expenses		0 yen

Balance of net assets at the end of the fiscal year		(4,973,419) yen					568,590,932 yen

(Statement of activities)

Balance of net assets at the beginning of the fiscal year		-					-

Total revenues for the current period		-					-

Total expenditures for the current period		-					-

Net balance of revenues and expenditures for the current period		-					-

Details of contributions and donations to basic funds of relevant public interest corporations, etc. Details of membership expenses and burden charges to be borne in order to be allocated to management expenses, operating expenses, etc.

	N/A				N/A

Details of receivables and payables to relevant public interest corporations	Accounts payable: 1,099,000 yen, Accounts receivable: 489,745 yen				N/A

Details of debt guarantee	N/A				N/A

Amounts and ratios in relation to operating revenues, order placement by JICA, etc. (amounts and ratios of competitive contracts, planning competitions and public selections, and non-competitive negotiated contracts)

	Total operating revenues:	52,086,094 yen			Total operating revenues:		190,958,701 yen
	(Breakdown: JICA transactions		26,837,543 yen	51.5%)	(Breakdown: JICA transactions			174,399,834 yen	91.3%)
	Competitive contract (		0 yen	0.0%)	Competitive contract	(		19,719,790 yen	11.3%)
	Planning competition and public selection (		24,781,884 yen	92.3%)	Planning competition and public selection	(		148,891,181 yen	85.4%)
	Non-competitive negotiated contracts (		2,038,554 yen	7.6%)	Non-competitive negotiated contracts	(		678,858 yen	0.4%)
	Other (		17,105 yen	0.1%)	Other	(		5,110,005 yen	2.9%)

(Note 1) The above amount pertains to the period from April 1, 2023, through March 31, 2024.

General Account

Corporation type and name	(Relevant public interest corporations, etc.)				(Relevant public interest corporations, etc.)

Items	The Overseas Coastal Area Development Institute of Japan				Asia SEED
Outline of operations

(1) Research and studies for projects

1.   Research and studies on global coastal area development and international logistics

2.   Cooperative projects related to coastal development and logistics overseas

(2) International cooperation support activities

1.   Transfer of Japanese technology concerning coastal development and logistics

2.   Gathering and analyzing information on global coastal development and international logistics

(3) International exchange and publicity

1.   Promotion of international relations with overseas researchers and experts on coastal development and logistics

2.   Organizing of study sessions and lectures and publications on global coastal development and international logistics

3.   Joint research on global coastal development and international logistics with domestic and overseas institutions

(4) Other activities necessary for fulfilling the aims of the Center

(1)   Research, information collection and analysis of issues related to education, scientific technology, culture, economy and industry between Japan and Asian-Pacific region and other nations and proposals on these issues

(2)   Development of cooperative projects and implementation of consulting on concrete issues based on the preceding article

(3)   Promotion of interactions among government officers, educators, researchers and other people concerned by collaborative researches, seminars and similar activities

(4)   Support on exchange of students and trainees between Japan and other nations

(5)   Development of professional skills of international students and trainees and job placement to provide them employment opportunities

(6)   Other related issues

Name of officers	Number of officers: 8 President: Koichi Miyake				Number of officers: 16 Chairman: Hikaru Shozawa

Association chart on transactions between relevant public interest corporations and JICA
The Overseas Coastal Area Development Institute of Japan
	JICA				JICA		Asia SEED

		(Operation Consignment)				(Operation Consignment)

Assets		2,205,715,918 yen					370,200,218 yen

Liabilities		203,832,677 yen					48,965,397 yen

(Statement of changes in net assets)

Balance of net assets at the beginning of the fiscal year		1,984,691,951 yen					-

Changes in general net assets

¡ Revenues	¡ Revenues				¡ Revenues

- Subsidy received, etc.	- Subsidy received, etc.	0 yen			- Subsidy received, etc.		-

- Other revenues	- Other revenues	953,090,677 yen			- Other revenues		-

¡ Expenses	¡ Expenses	935,899,387 yen			¡ Expenses		-

Changes in specified net assets

¡ Revenues	¡ Revenues				¡ Revenues

- Subsidy received, etc.	- Subsidy received, etc.	0 yen			- Subsidy received, etc.		-

- Other revenues	- Other revenues	0 yen			- Other revenues		-

¡ Expenses	¡ Expenses	0 yen			¡ Expenses		-

Balance of net assets at the end of the fiscal year		2,001,883,241 yen					321,234,821 yen

(Statement of activities)

Balance of net assets at the beginning of the fiscal year		-					313,409,385 yen

Total revenues for the current period		-					323,009,014 yen

Total expenditures for the current period		-					315,183,578 yen

Net balance of revenues and expenditures for the current period		-					7,825,436 yen

Details of contributions and donations to basic funds of relevant public interest corporations, etc. Details of membership expenses and burden charges to be borne in order to be allocated to management expenses, operating expenses, etc.

	N/A				N/A

Details of receivables and payables to relevant public interest corporations	Accounts payable: 106,635,674 yen, Accounts receivable: N/A				Accounts payable: 55,325,208 yen, Accounts receivable: 153,700 yen

Details of debt guarantee	N/A				N/A

Amounts and ratios in relation to operating revenues, order placement by JICA, etc. (amounts and ratios of competitive contracts, planning competitions and public selections, and non-competitive negotiated contracts)

	Total operating revenues:	942,041,620 yen			Total operating revenues:	322,948,210 yen
	(Breakdown: JICA transactions		640,602,894 yen	68.0%)	(Breakdown: JICA transactions			230,163,202 yen	71.3%)
	Competitive contract (		0 yen	0.0%)	Competitive contract	(		79,184,208 yen	34.4%)
	Planning competition and public selection (		626,959,924 yen	97.9%)	Planning competition and public selection	(		150,978,994 yen	65.6%)
	Non-competitive negotiated contracts (		13,642,970 yen	2.1%)	Non-competitive negotiated contracts	(		0 yen	0.0%)
	Other (		0 yen	0.0%)	Other	(		0 yen	0.0%)

(Note 1)  Pursuant to the “Amendment Act to Promote Specified Nonprofit Activities” (established as Act No.70 of 2011), the statement of activities is prepared.

(Note 2)  The above amount pertains to the period from April 1, 2023, through March 31, 2024.

General Account

Corporation type and name	(Relevant public interest corporations, etc.)				(Relevant public interest corporations, etc.)
Items	ACE				International Farmers Participation Technical Net-work
Outline of operations

(1)  Children’s Rights Promotion Project: Aiming to increase the number of people and organizations that respect children’s rights and to realize children’s rights.

(2)  Engagement Project: Promoting public relations and participation in social issues to create activities together.

(3)  Other necessary projects to achieve the objectives of this corporation.

(1)   Activities regarding international cooperation

1.  As support for small-scale farmers, development of appropriate technologies regarding upland crop, rice cultivation, vegetable cultivation, improvement of agricultural instruments, and irrigation

2.  Gathering and providing information on agricultural technology for small-scale farmers

3.  Survey of situations of local agriculture, and research and development for appropriate technologies

4.  Capacity building of local residents and technological support

5.  Training in Japan as well as at operation site

6.  Support through dispatching experts

(2)   Activities related to revitalization of economic activities

1.  Cooperation for participatory rural development through appropriate agricultural technology

2.  Cooperation for farmers to participate in local agricultural cooperatives, etc.

3.  Cooperation for training of appropriate agricultural technology for local farmers

(3)   Activities related to promotion of learning

1.  Development, research, and study of appropriate technology for local small-scale farmers

2.  Exchange with Japanese farmers, students and experts engaging in international cooperation

3.  Support and cooperation to universities and research institutions

Name of officers	Number of officers: 14 President: Yuka Onoe

Number of officers: 7

President: Hai Sakurai

Director: Kazuo Nagai

(Former Director General of the Tsukuba Center of JICA)

Director: Yoshihiko Nishimura

(Former Deputy Director of the Tsukuba Center of JICA)

Auditor: Kyojin Mima

(Former Chief Representative of JICA Nigeria Office)

Association chart on transactions between relevant public interest corporations and JICA

	JICA	ACE			JICA		International Farmers Participation Technical Net-work

		(Operation Consignment)				(Operation Consignment)

Assets		143,888,837 yen					59,394,360 yen

Liabilities		67,523,815 yen					35,250,534 yen

(Statement of changes in net assets)

Balance of net assets at the beginning of the fiscal year		-					-

Changes in general net assets

¡ Revenues	¡ Revenues				¡ Revenues

- Subsidy received, etc.	- Subsidy received, etc.	-			- Subsidy received, etc.		-

- Other revenues	- Other revenues	-			- Other revenues		-

¡ Expenses	¡ Expenses	-			¡ Expenses		-

Changes in specified net assets

¡ Revenues	¡ Revenues				¡ Revenues

- Subsidy received, etc.	- Subsidy received, etc.	-			- Subsidy received, etc.		-

- Other revenues	- Other revenues	-			- Other revenues		-

¡ Expenses	¡ Expenses	-			¡ Expenses		-

Balance of net assets at the end of the fiscal year		76,365,022 yen					24,143,826 yen

(Statement of activities)

Balance of net assets at the beginning of the fiscal year		36,075,911 yen					20,035,187 yen

Total revenues for the current period		263,961,817 yen					101,511,358 yen

Total expenditures for the current period		223,672,706 yen					97,402,719 yen

Net balance of revenues and expenditures for the current period		40,289,111 yen					4,108,639 yen

Details of contributions and donations to basic funds of relevant public interest corporations, etc. Details of membership expenses and burden charges to be borne in order to be allocated to management expenses, operating expenses, etc.

	N/A				N/A

Details of receivables and payables to relevant public interest corporations	N/A				Accounts payable: 19,400 yen, Accounts receivable: N/A

Details of debt guarantee	N/A				N/A

Amounts and ratios in relation to operating revenues, order placement by JICA, etc. (amounts and ratios of competitive contracts, planning competitions and public selections, and non-competitive negotiated contracts)

	Total operating revenues:	90,270,545 yen			Total operating revenues:		101,206,429 yen
	(Breakdown: JICA transactions		66,527,038 yen	73.7%)	(Breakdown: JICA transactions			88,493,028 yen	87.4%)
	Competitive contract (		0 yen	0.0%)	Competitive contract	(		0 yen	0.0%)
	Planning competition and public selection (		55,744,583 yen	83.8%)	Planning competition and public selection	(		88,219,348 yen	99.7%)
	Non-competitive negotiated contracts (		10,524,440 yen	15.8%)	Non-competitive negotiated contracts	(		0 yen	0.0%)
	Other (		258,015 yen	0.4%)	Other	(		273,680 yen	0.3%)

(Note 1)  Pursuant to the “Amendment Act to Promote Specified Nonprofit Activities” (established as Act No.70 of 2011), the statement of activities is prepared.

(Note 2)  The above amount pertains to the period from September 1, 2023, through August 31, 2024.

(Note 1) Pursuant to the “Amendment Act to Promote Specified Nonprofit Activities” (established as Act No.70 of 2011), the statement of activities is prepared.

General Account

Corporation type and name	(Relevant public interest corporations, etc.)				(Relevant public interest corporations, etc.)

Items	Lequio Wings				Farmers Cooperative Association
Outline of operations

(1)   Businesses related to specified non-profit activities

1.  International cooperation activities

2.  International exchange activities

3.  Activities regarding to capacity building

4.  Activities regarding culture, sports, education, and academic exchange

5.  Activities regarding promotion of communities in Okinawa

6.  Support for the socially vulnerable and activities to promote peace

7.  Other activities necessary for fulfilling the aims of this organization

(2)   Other businesses

1.  Sales of goods and services

(1)   Joint purchasing of agricultural materials handled by union members

(2)   Joint acceptance of foreign technical intern trainees for union members

(3)   Support projects for specified skilled foreign workers for union members

(4)   Provision of education and information to improve management and technology related to the business of union members or to disseminate knowledge related to union business

(5)   Welfare projects for union members

(6)   Free job placement services

(7)   Projects incidental to the above-mentioned projects

Name of officers	Number of officers: 7 President: Chochu Awa				Number of officers: 12 Representative director: Takashi Kondo

Association chart on transactions between relevant public interest corporations and JICA
		Lequio Wings				Farmers Cooperative
	JICA				JICA

		(Operation Consignment)				(Operation Consignment)

Assets		19,254,003 yen				85,803,824 yen

Liabilities		391,918 yen				69,998,713 yen

(Statement of changes in net assets)

Balance of net assets at the beginning of the fiscal year		-				-

Changes in general net assets

¡ Revenues	¡ Revenues				¡ Revenues

- Subsidy received, etc.	- Subsidy received, etc.	-			- Subsidy received, etc.	-

- Other revenues	- Other revenues	-			- Other revenues	-

¡ Expenses	¡ Expenses	-			¡ Expenses	-

Changes in specified net assets

¡ Revenues	¡ Revenues				¡ Revenues

- Subsidy received, etc.	- Subsidy received, etc.	-			- Subsidy received, etc.	-

- Other revenues	- Other revenues	-			- Other revenues	-

¡ Expenses	¡ Expenses	-			¡ Expenses	-

Balance of net assets at the end of the fiscal year		18,862,085 yen				15,805,111 yen

(Statement of activities)

Balance of net assets at the beginning of the fiscal year		17,756,833 yen				-

Total revenues for the current period		35,199,788 yen				-

Total expenditures for the current period		34,094,536 yen				-

Net balance of revenues and expenditures for the current period		1,105,252 yen				-

Details of contributions and donations to basic funds of relevant public interest corporations, etc. Details of membership expenses and burden charges to be borne in order to be allocated to management expenses, operating expenses, etc.

	N/A				N/A

Details of receivables and payables to relevant public interest corporations	N/A				N/A

Details of debt guarantee	N/A				N/A

Amounts and ratios in relation to operating revenues, order placement by JICA, etc. (amounts and ratios of competitive contracts, planning competitions and public selections, and non-competitive negotiated contracts)

	Total operating revenues:	34,876,053 yen			Total operating revenues:	99,799,193 yen
	(Breakdown: JICA transactions		34,876,053 yen	100.0%)	(Breakdown: JICA transactions		34,953,551 yen	35.0%)
	Competitive contract (		0 yen	0.0%)	Competitive contract (		0 yen	0.0%)
	Planning competition and public selection (		34,876,053 yen	100.0%)	Planning competition and public selection (		29,515,813 yen	84.4%)
	Non-competitive negotiated contracts (		0 yen	0.0%)	Non-competitive negotiated contracts (		5,437,738 yen	15.6%)
	Others (		0 yen	0.0%)	Others (		0 yen	0.0%)

(Note 1) Pursuant to the “Amendment Act to Promote Specified Nonprofit Activities” (established as Act No.70 of 2011), the statement of activities is prepared.

Independent Auditor’s Report

Mr. Akihiko Tanaka, President

Japan International Cooperation Agency

The Audit of the Financial Statements

Opinion

We have audited the accompanying financial statements of the finance and investment account of Japan International Cooperation Agency (the Agency), which comprise the balance sheet as at March 31, 2025 and the statements of administrative service operation cost, income, changes in net assets, and cash flows for the year then ended, and a summary of significant accounting policies and notes to the financial statements, and the accompanying supplementary schedules (except for the information described based on the financial statements and business reports relating to the associated public interest corporations).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the finance and investment account of the Agency as at March 31, 2025, and its financial performance and its cash flows for the year then ended in accordance with accounting principles for incorporated administrative agencies generally accepted in Japan.

Basis for Opinion

We conducted our audit in accordance with auditing standards for incorporated administrative agencies generally accepted in Japan. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the Agency in accordance with the ethical requirements that are relevant to our audit of the financial statements in Japan, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion. The basis includes the fact that no such fraud or error, or illegal acts, of the president, other executive officers or staff members that would result in material misstatement in the financial statements was found, to the extent that we conducted our audit. The audit we conducted is not intended to express an opinion on whether there was any fraud or error, or illegal acts, of the president, other executive officers or staff members, which would not result in material misstatement in the financial statements.

Other Information

The other information comprises the information included in the Annual Report that contains audited financial statements but does not include the financial statements and our auditor’s report thereon. President is responsible for preparation and disclosure of the other information. The Agency Auditor is responsible for overseeing the Agency’s reporting process of the other information.

Our opinion on the financial statements does not cover the other information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated.

If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact.

We have nothing to report in this regard.

Responsibilities of President, and the Agency Auditor for the Financial Statements

President is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles for incorporated administrative agencies generally accepted in Japan, and for such internal control as president determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error or illegal acts.

The Agency Auditor is responsible for overseeing the Agency’s financial reporting process.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, or illegal acts, and to issue an auditor’s report that includes our opinion. Misstatements can arise from fraud or error, or illegal acts, and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

As part of an audit in accordance with auditing standards for incorporated administrative agencies generally accepted in Japan, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, or illegal acts, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion.

•

Consider internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances for our risk assessments, while the purpose of the audit of the financial statements is not expressing an opinion on the effectiveness of the Agency’s internal control.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by president.

•

Evaluate the overall presentation, structure and content of the financial statements, including the disclosures, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair presentation in accordance with accounting principles for incorporated administrative agencies generally accepted in Japan.

•

Plan and conduct audit with adequate attention being paid to the possibility that any fraud or error, or illegal acts, of the president, other executive officers or staff members may result in material misstatement in the financial statements.

We communicate with the Agency Auditor regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide the Agency Auditor with a statement that we have complied with the ethical requirements regarding independence that are relevant to our audit of the financial statements in Japan, and to communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, actions taken to eliminate threats or safeguards applied to reduce threats to an acceptable level.

Fee-related Information

The fees for the audits of the financial statements of the Agency and other services provided by us and other EY member firms for the year ended March 31, 2025 are 54 million yen and 309 million yen, respectively.

Interest Required to Be Disclosed by the Certified Public Accountants Act of Japan

Our firm and its designated engagement partners do not have any interest in the Agency which is required to be disclosed pursuant to the provisions of the Certified Public Accountants Act of Japan.

Ernst & Young ShinNihon LLC
Tokyo, Japan

September 26, 2025

/s/ Kenji Izawa
Kenji Izawa
Designated Engagement Partner
Certified Public Accountant

/s/ Hiroshi Nishida
Hiroshi Nishida
Designated Engagement Partner
Certified Public Accountant

/s/ Yoshiyuki Hashimoto
Yoshiyuki Hashimoto
Designated Engagement Partner
Certified Public Accountant

Balance Sheet

(as of March 31, 2025)

Finance and Investment Account				(Unit: Yen)

Assets
I Current assets
Cash and deposits		654,752,168,458
Loans	17,606,789,039,411
Allowance for loan losses	(227,592,760,921)	17,379,196,278,490

Advance payments		5,989,262,389
Prepaid expenses		64,880,762
Accrued income
Accrued interest on loans	38,704,476,815
Accrued commitment charges	99,767,733
Accrued interest	540,656,777	39,344,901,325

Accounts receivable		2,850,308,707
Suspense payments		3,453,557
Advances paid		26,777
Short-term guarantee deposits		53,350,000,000
Derivatives		185,583,982

Total current assets			18,135,736,864,447

II Non-current assets
1 Tangible assets
Buildings	4,240,782,993
Accumulated depreciation	(1,657,643,934)
Accumulated impairment losses	(544,550,453)	2,038,588,606

Structures	106,059,536
Accumulated depreciation	(50,032,087)
Accumulated impairment losses	(11,670,468)	44,356,981

Machinery and equipment	190,104,961
Accumulated depreciation	(83,422,200)
Accumulated impairment losses	(95,071,397)	11,611,364

Vehicles	621,767,262
Accumulated depreciation	(449,277,377)	172,489,885

Tools, furniture, and fixtures	466,396,570
Accumulated depreciation	(264,037,671)	202,358,899

Land	12,703,270,000
Accumulated impairment losses	(6,091,196,973)	6,612,073,027

Total tangible assets		9,081,478,762
2 Intangible assets
Trademark rights		795,494
Software		7,226,343,327
Software in progress		6,752,799,777

Total intangible assets		13,979,938,598
3 Investments and other assets
Investment securities		27,079,085,691
Shares of affiliated companies		72,990,838,017
Money held in trust		113,011,525,603
Claims probable in bankruptcy, claims probable in rehabilitation, and other	87,062,884,239
Allowance for loan losses	(87,062,884,239)	0

Long-term prepaid expenses		176,580,692
Prepaid pension expenses		770,336,983
Long-term guarantee deposits		650,340,613

Total investments and other assets		214,678,707,599

Total non-current assets			237,740,124,959

Total assets				18,373,476,989,406

Balance Sheet (Continued)

(as of March 31, 2025)

Liabilities
I Current liabilities
Current portion of bonds		30,000,000,000
Current portion of borrowings from government fund for Fiscal Investment and Loan Program		229,339,975,000
Accounts payable		11,031,061,246
Accrued expenses		29,345,310,872
Derivatives		26,479,531,681
Lease obligations		56,902,560
Deposits received		2,053,982,298
Unearned revenue		105,746,154
Provisions
Provision for bonuses	445,621,699
Provision for contingent losses	1,307,344,767	1,752,966,466

Suspense receipts		686,639,748

Total current liabilities			330,852,116,025
II Non-current liabilities

Bonds		1,641,122,850,000
Discounts on bonds payable		(1,523,622,769)
Borrowings from government fund for Fiscal Investment and Loan Program		5,932,293,649,000
Long-term lease obligations		94,837,600
Long-term deposits received		8,624,179,996
Provision for retirement benefits		4,254,600,713
Asset retirement obligations		105,542,546

Total non-current liabilities			7,584,972,037,086

Total liabilities				7,915,824,153,111
Net assets
I Capital

Government investment		8,425,447,840,510

Total capital			8,425,447,840,510
II Retained earnings

Reserve fund		1,983,177,949,017
Unappropriated income for the current fiscal year		29,028,436,613

(Total income for the current fiscal year)		(29,028,436,613)
Total retained earnings			2,012,206,385,630
III Valuation and translation adjustments
Valuation difference on shares of affiliated companies		31,206,856,940
Valuation difference on available-for-sale securities		6,871,307,653
Deferred gains or losses on hedges		(18,079,554,438)

Total valuation and translation adjustments			19,998,610,155

Total net assets				10,457,652,836,295

Total liabilities and net assets				18,373,476,989,406

Statement of Administrative Service Operation Cost

(April 1, 2024–March 31, 2025)

Finance and Investment Account

			(Unit: Yen)
I	Expenses in the statement of income
	Expenses related to operations of cooperation through finance and investment	161,910,233,220
	Extraordinary losses	50,746,231

	Total expenses in the statement of income		161,960,979,451

II	Administrative service operation cost		161,960,979,451

Statement of Income

(April 1, 2024–March 31, 2025)

Finance and Investment Account

			(Unit: Yen)
Ordinary expenses

Expenses related to operations of cooperation through finance and investment

Interest on bonds and notes	51,626,817,541

Interest on borrowings	38,464,617,430

Interest on interest rate swaps	9,014,374,485

Other interest expenses	1,774,427

Operations outsourcing expenses	19,726,846,786

Bond issuance cost	683,684,836

Loss on financial derivatives	6,216,177,656

Foreign exchange losses	2,866,531,727

Personnel expenses	4,938,526,753

Provision for bonuses	445,621,699

Retirement benefit expenses	807,235,177

Operating and administrative expenses	18,183,173,109

Depreciation	2,400,142,958

Taxes	102,930,700

Loss on valuation of investment securities	228,655,121

Loss on valuation of shares of affiliated companies	5,613,093,716

Interest expenses	(16,889)

Provision for allowance for loan losses	590,026,188

Other ordinary expenses	19,800	161,910,233,220

Total ordinary expenses			161,910,233,220

Ordinary revenues

Revenues from operations of cooperation through finance and investment

Interest on loans	153,734,114,319

Interest on bonds	4,052,712

Dividends on investments	1,465,411,131

Interest on interest rate swaps	634,411,493

Commissions	4,062,550,710

Gain on investment in money held in trust	6,214,812,985

Gain on financial derivatives	7,073,828,866

Reversal of provision for allowance for contingent losses	139,892,213	173,329,074,429

Financial revenues

Interest income	8,920,118,590	8,920,118,590

Miscellaneous income		2,193,924,812

Recoveries of written-off claims		6,539,481,435

Total ordinary revenues			190,982,599,266

Ordinary income			29,072,366,046

Extraordinary losses

Loss on disposal of non-current assets		50,241,094

Loss on sales of non-current assets		505,137	50,746,231

Extraordinary income

Gain on sales of non-current assets		6,816,798	6,816,798

Net income			29,028,436,613

Total income for the current fiscal year			29,028,436,613

Statement of Changes in Net Assets

(April 1, 2024-March 31, 2025)

Finance and Investment Account

											(Unit:Yen)
	I Capital		II Retained earnings (Loss carried forward)					III Valuation and translation adjustments			Total net assets
	Government investment	Total capital	Reserve fund	Unappropriated income for the current fiscal year (Unappropriated loss for the current fiscal year)		Total retained earnings (Loss carried forward)	Valuation difference on shares of affiliated companies	Valuation difference on available-for-sale securities	Deferred gains or losses on hedges	Total valuation and translation adjustments
					Total income for the current fiscal year (Total loss for the current fiscal year)
Balance at the beginning of the fiscal year	8,344,117,840,510	8,344,117,840,510	1,909,691,968,588	73,485,980,429	—	1,983,177,949,017	33,285,008,886	5,557,590,405	(21,342,231,132)	17,500,368,159	10,344,796,157,686
Changes during the period
I Changes in capital during the period
Receipts of investment	81,330,000,000	81,330,000,000									81,330,000,000
II Changes in retained earnings (Loss carried forward) during the period
(1) Appropriation of income or loss
Increase in reserve fund derived from profit appropriation			73,485,980,429	(73,485,980,429)	—	—					—
(2) Others
Net income (Net loss)				29,028,436,613	29,028,436,613	29,028,436,613					29,028,436,613
III Changes in valuation and translation adjustments during the period							(2,078,151,946)	1,313,717,248	3,262,676,694	2,498,241,996	2,498,241,996
Total changes during the period	81,330,000,000	81,330,000,000	73,485,980,429	(44,457,543,816)	29,028,436,613	29,028,436,613	(2,078,151,946)	1,313,717,248	3,262,676,694	2,498,241,996	112,856,678,609
Balance at the end of the fiscal year	8,425,447,840,510	8,425,447,840,510	1,983,177,949,017	29,028,436,613	29,028,436,613	2,012,206,385,630	31,206,856,940	6,871,307,653	(18,079,554,438)	19,998,610,155	10,457,652,836,295

Statement of Cash Flows

(April 1, 2024–March 31, 2025)

Finance and Investment Account

	(Unit: Yen)
I. Cash flows from operating activities
Payments for loans		(1,795,671,880,274)
Repayments of borrowings from government fund for Fiscal Investment and Loan Program		(149,591,872,000)
Redemption of bonds		(40,500,000,000)
Interest expenses paid		(92,067,543,033)
Payments for personnel expenses		(5,897,259,556)
Payments for other operations		(170,658,993,415)
Proceeds from collection of loans		778,497,469,494
Proceeds from borrowings from government fund for Fiscal Investment and Loan Program		1,033,400,000,000
Proceeds from issuance of bonds		209,866,429,724
Proceeds from interest on loans		144,975,697,447
Proceeds from commissions		3,543,503,004
Proceeds from other operations		163,541,374,402

Subtotal		79,436,925,793
Interest and dividend income received		10,126,152,615

Net cash provided by operating activities		89,563,078,408

II. Cash flows from investing activities
Payments for purchase of non-current assets		(3,354,022,151)
Proceeds from sales of non-current assets		66,165,934
Payments for purchase of investment securities		(5,503,967,794)
Proceeds from sales and redemption of investment securities		465,243,861
Payments for increase of money held in trust		(23,998,984,000)
Proceeds from decrease of money held in trust		12,929,915,598
Payments into time deposits		(487,717,934,000)
Proceeds from time deposit refund		567,413,835,000
Payments for purchase of negotiable deposits	Δ	117,400,000,000
Proceeds from refund of negotiable deposits		117,400,000,000

Net cash used in investing activities		60,300,252,448

III. Cash flows from financing activities
Repayments of lease obligations		(56,902,560)
Receipts of government investment		81,330,000,000

Net cash provided by financing activities		81,273,097,440

IV. Effect of exchange rate fluctuation on funds		(13,368,882,492)
V. Net increase (decrease) in funds		217,767,545,804
VI. Funds at the beginning of the fiscal year		436,984,622,654

VII. Funds at the end of the fiscal year		654,752,168,458

Basis of Presenting Financial Statements

The Japan International Cooperation Agency (the “JICA”) was established in October 2003 pursuant to the Act on General Rules for Incorporated Administrative Agencies and the Act of the Incorporated Administrative Agency—Japan International Cooperation Agency. The fiscal year end of JICA is March 31.

The accompanying financial statements of JICA as of March 31,2025 have been prepared in accordance with accounting principles for incorporated administrative agencies generally accepted in Japan. These principles differ in many respects from the application and disclosure requirements of the accounting principles for business enterprises generally accepted in Japan.

JICA’s operations are separated into two accounts for accounting purposes pursuant to Article 17 of the Act of the Incorporated Administrative Agency—Japan International Cooperation Agency (the “JICA Act”): (a) a General Account, which is largely funded by management grants from the Japanese government, and (b) a Finance and Investment Account, which is funded through capital contributions and borrowings from the Japanese government, bonds issued to investors and interest and revenues generated by JICA from loans disbursed.

The financial statements are stated in Japanese yen, the currency of the country in which JICA is incorporated and operates.

Significant Accounting Policies

Finance and Investment Account

1.	Depreciation method

(1)	Tangible assets (except for leased assets)

Straight-line method

The useful lives of major assets are as follows:

Buildings:	2-50 years
Structures:	2-46 years
Machinery and equipment:	2-17 years
Vehicles:	2-6 years
Tools, furniture, and fixtures:	2-15 years

(2)	Intangible assets (except for lease assets)

Straight-line method

Software used by JICA is depreciated over its useful life (5 years).

(3)	Leased assets

Leased assets are depreciated by the straight-line method over the lease term. Depreciation for leased assets is calculated with zero residual value being assigned to the asset.

2.	Provision for bonuses

The provision for bonuses is calculated and provided for based on estimated amounts of future payments attributable to the services that have been rendered by officers and employees applicable to the current fiscal year.

3.	Provision for retirement benefits

The provision for retirement benefits is calculated and provided for based on estimated amounts of future payments attributable to the retirement of employees. It is accrued in line with the retirement benefit obligations and estimated plan assets applicable to the current fiscal year end. If the estimated plan assets exceed the estimated retirement benefit obligations at the end of the fiscal year, the excess is recorded as the prepaid pension expenses. In calculating the retirement benefit obligations, the estimated amount of retirement benefit payments is attributed to the period based on the straight-line basis. The profit and loss appropriation method for actuarial differences and past service costs is as follows:

Actuarial differences are recognized as a lump-sum gain or loss in the fiscal year in which they occur.

Past service costs are recognized as a lump-sum gain or loss in the fiscal year in which they occur.

4.	Basis and standard for the accrual of allowance and loss contingencies

(1)	Allowance for loan losses

The allowance for claims on debtors who are legally bankrupt (“Bankrupt borrowers”) or substantially bankrupt (“Substantially bankrupt borrowers”) is provided based on the outstanding balance of loan claims after the deductions of the amount expected to be collected through the disposal of collateral and execution of guarantees, or the same amount is written off directly. The allowance for claims on debtors who are not legally bankrupt but are likely to become bankrupt (“Potentially bankrupt borrowers”) is provided based on an overall assessment of the solvency of the debtors after the deductions of the amount expected to be collected through the disposal of collateral and the execution of guarantees, or the same amount is written off directly. There were no write-offs from the above-mentioned outstanding balance of loan claims for the current fiscal year end.

The allowance for claims on debtors other than Bankrupt borrowers, Substantially bankrupt borrowers, and Potentially bankrupt borrowers is provided primarily based on the default probability, which is calculated based on the analysis of credit rating transitions during a certain period in the past. The allowance for possible losses on specific overseas loans is provided based on the expected loss amount taking into consideration the political and economic situation of these countries.

All claims are assessed initially by the operational departments (including regional departments) based on internal rules for self-assessment of asset quality and an allowance is provided based on the results of the assessments. In addition, these self-assessments results are reviewed by the internal audit department, which is independent from the operational departments.

(2)	Provision for contingent losses

Provision for contingent losses is provided to prepare for the occurrence of contingent losses for a portion of the undisbursed balance of loan commitments, which JICA is absolutely obligated to extend. The amount of the provision is estimated based on the possibility of losses in the future.

5.	Standard and method for the valuation of securities

(1)	Shares of affiliated companies

Shares of affiliated companies are recognized at an amount equivalent to JICA’s percentage share of the net assets of such companies based upon the most recent financial statements.

If the acquisition cost based on the moving average method exceeds the fair value, the difference between the acquisition cost and the fair value is treated as a loss for the fiscal year and recorded in Statement of Income. If the fair value exceeds the acquisition cost based on the moving average method, the difference between the acquisition cost and the fair value is included directly in Net assets.

(2)	Other investment securities

[1]	Securities whose fair value can be readily determined

Such investment securities are stated at fair value with changes in net unrealized gains or losses included directly in Valuation and translation adjustments of Net assets. Cost of securities sold is determined by using the moving average method.

[2]	Securities whose fair value cannot be readily determined

Such investment securities are carried at cost based on the moving average method. Cost of securities sold is determined by using the moving average method.

Investments in limited partnerships and other similar partnerships, which are regarded as securities under Article 2, Clause 2 of the Japanese Financial Instruments and Exchange Law, Act No. 25 of 1948, are recognized at an amount equivalent to JICA’s percentage share of the net assets of such partnerships, based upon the most recent financial statements available depending on the report date stipulated in the partnership agreement.

(3)	Securities held as trust assets in money-held-in trust account

The securities are valued in the same way as (2) above.

6.	Standard and method for the valuation of derivative transactions

All derivative financial instruments are carried at fair value.

7.	Method for amortization of discount on bonds payable

Discount on bonds payable is amortized over the duration of the bonds.

8.	Translation standard for foreign currency-denominated assets and liabilities into yen

Foreign currency monetary claims and liabilities are translated into Japanese yen mainly at the spot exchange rate at the balance sheet date. Exchange differences are recognized in profit or loss.

9.	Method of hedge accounting

(1)	Method of hedge accounting

Interest rate swaps are accounted for using the deferral hedge accounting method or the exceptional accrual method. Currency swaps are accounted for by using the assignment method.

(2)	Hedging instruments and hedged items

[1]	Hedging instruments...Interest rate swaps

Hedged items...Loans and foreign currency bonds

[2]	Hedging instruments...Currency swaps

Hedged items...Foreign currency loans and foreign currency bonds

(3)	Hedging policy

JICA enters into interest rate swaps or currency swaps for the purpose of hedging interest rate or currency fluctuation risks.

(4)	Method of evaluation of hedge effectiveness

Hedges that offset market fluctuations of loans are assessed based on discrepancies with regard to maturity and notional principal together with other factors between hedged loans and hedging instruments.

As for interest rate swaps that satisfy the requirements of the exceptional accrual method and currency swaps that satisfy the requirements of the assignment method, JICA is not required to periodically evaluate hedge effectiveness.

10.	Accounting treatment for consumption taxes

Consumption taxes and local consumption taxes are included in transaction amounts.

Notes to the financial statements

Finance and Investment Account

(Balance Sheet)

1. Joint obligations

JICA is jointly liable for obligations arising from the following bonds issued by the former Japan Bank for International Cooperation which was succeeded by the Japan Bank for International Cooperation:

Fiscal Investment and Loan Program (FILP) Agency Bonds	¥20,000,000,000

2. Financial assets received as collateral

The fair value of financial assets received as collateral at JICA’s disposal was ¥13,944,130,195.

3. Undisbursed balance of loan commitments

Most of JICA’s loans are long-term loans. Ordinarily, when receiving a request for disbursement of a loan from a borrower, corresponding to the intended use of funds as stipulated by the loan agreement, and upon confirming the fulfillment of conditions prescribed under the loan agreement, JICA promises to loan a certain amount of funds within a certain range of the amount required by the borrower, with an outstanding balance within the limit of loan commitments. The undisbursed balance of loan commitments as of March 31, 2025 was ¥7,282,189,843,952.

4.	Impairment of Fixed Assets

Fixed assets for which indications of impairment have been identified.

(1) Overview of the Purpose, Type, Location, and Book Value of Fixed Assets with indications of impairment.

				(Unit: Yen)
Asset Name	Purpose	Location	Type	Book Value

Sudan Office	Overseas Office	Khartoum, Republic of Sudan	Building	2,709,047

(2) Overview of recognized indications of impairment

Due to the ongoing military conflicts in Sudan, the staff at the Sudan office have evacuated, and the office lease contract has been temporarily terminated. Consequently, indications of impairment have been recognized for tangible fixed assets located in Sudan as of the balance sheet date, notwithstanding the possibility of reopening the office in the same facility once the situation improves.

(3) Basis for recognizing multiple fixed assets as a single unit for determining the presence of indications of impairment

Fixed assets with recognized indications of impairment are considered to provide services as a single unit because they fulfill their intended functions as building, including internal construction, electrical equipment, air conditioning, security equipment, and other facilities.

(4) Basis for Unrecognizing Impairment

Impairment is not recognized because there is a prospect of resuming the use of these assets if the local security situation improves.

(Statement of Administrative Service Operation Cost)

1. Cost being borne by the public for the operation of Incorporated Administrative Agency

Administrative service operation cost	¥161,960,979,451
Self-revenues, etc.	¥(190,989,416,064)
Opportunity cost	¥124,517,833,416

Cost being borne by the public for the operation of Incorporated Administrative Agency	¥95,489,396,803

2.	Method for computing opportunity cost

(1)	Interest rate used to compute opportunity cost concerning government investment

1.485% with reference to the yield of 10-year fixed-rate Japanese government bonds at March 31, 2025.

(2)

Method for computing opportunity cost for public officers temporarily transferred to JICA Of the estimated increase in retirement allowance during service rendered in JICA, costs are calculated in accordance with JICA’s internal rules.

(Statement of Cash Flows)

The funds shown in the statement of cash flows are deposit accounts and checking accounts.

Breakdown of balance sheet items and ending balance of funds

(as of March 31, 2025)

Cash and deposits	¥654,752,168,458
Time deposits	¥0

Ending balance of funds	¥654,752,168,458

(Financial instruments)

1. Status of financial instruments

(1)	Policy regarding financial instruments

The Finance and Investment Account undertakes financial cooperation operations by providing debt and equity financing. In undertaking these operations, it raises funds by borrowing from the Japanese Government under the FILP, borrowing from financial institutions, issuing bonds, and receiving capital investment from the Japanese Government. From the perspective of asset-liability management (ALM), derivative transactions are entered so as to mitigate the adverse impact caused by interest rate and foreign exchange fluctuations.

(2)	Details of financial instruments and related risks

The financial assets held in the Finance and Investment Account are loans mainly to the Developing Area and are exposed to credit risk attributed to defaults by its borrowers, interest rate risk and foreign exchange risk. Securities, investment securities, shares of affiliated companies and money held in trust are held for policy-oriented purposes, and are exposed to credit risk of issuers and others, interest rate risk, and market price volatility risk.

The financial liabilities held under the Finance and Investment account mainly consist of borrowings and bonds, and are exposed to interest rate and exchange rate fluctuation risks as well as liquidity risks. Liquidity risk refers to the risk of incurring losses when it becomes difficult to secure necessary funds due to mismatches between investment and procurement periods, unexpected delays in collection, or increases in expenditures, as well as when market disruptions prevent access to the market.

(3)	Risk management system for financial instruments

[1]	Credit risk management

The Finance and Investment Account has established and operates a system for credit management. This system encompasses credit appraisal, credit limit setting, credit information monitoring, internal rating, guarantee and collateral setting, problem loan management, etc., in accordance with integrated risk management rules and various credit risk-monitoring rules. This credit management is carried out by the operational departments (including region department), in addition to the Credit Risk Analysis and Environmental Review Department and General Affairs Department. Additionally, the Risk Management Committee of the Finance and Investment Account and Board Meeting convene on a regular basis for the purpose of deliberating or reporting. Moreover, the Office of Audit monitors the status of credit management.

The credit risks of issuers of investment securities are monitored by the Sales related department, which regularly confirms their credit information, etc.

Counterparty risk in derivative transactions is monitored by regularly confirming the exposure and credit standing of counterparties and by securing collateral as necessary.

[2]	Market risk management

(i)	Interest rate risk management

Loan interest rates are determined in accordance with the methods prescribed by laws or statements of operational procedures. The interest rates for borrowings and bonds are determined based on market interest rates. Due to the potential adverse impact of interest rate fluctuations, we conduct comprehensive management of assets and liabilities (ALM). Interest rate swap transactions are conducted to hedge against the risk of interest rate fluctuations in light of their possible adverse impact.

(ii)	Foreign exchange risk management

Foreign currency claims and liabilities are exposed to foreign exchange fluctuation risk; as such, foreign currency claims are funded by foreign currency liabilities, and currency swaps and other approaches are employed to avert or reduce foreign exchange risk. Additionally, foreign currency-denominated securities are exposed to exchange rate fluctuation risks, and we manage these risks by monitoring the exchange rate fluctuations of the relevant currencies.

(iii)	Price volatility risk management

Stocks and other securities are held for policy promotion objectives and other purposes, and are monitored for changes in value affected by the market environment or financial condition of the companies, exchange rates, and other factors.

This information is reported on a regular basis to the Risk Management Committee of the Finance and Investment Account and Board Meeting.

[3]	Liquidity risk management related to fund raising

The Finance and Investment Account prepares a funding plan and executes fund raising based on the government-affiliated agencies’ budgets, as resolved by the National Diet of Japan.

[4]	Derivative transaction management

Pursuant to rules concerning swaps, derivative transactions are implemented and managed by separating the sections related to execution of transactions, verification of hedge effectiveness, and logistics management based on a mechanism with an established internal system of checks and balances.

2. Fair value of financial instruments

Balance sheet amounts, fair values, and differences at the balance sheet date are as follows. Financial instruments without market prices are excluded from the table below (See (Note)).

(Unit: Yen)

	Balance sheet amount*1	Fair value*1	Difference
(1) Loans	17,606,789,039,411
Allowance for loan losses	(227,592,760,921)
	17,379,196,278,490	14,775,252,512,108	(2,603,943,766,382)
(2) Claims probable in bankruptcy, claims probable in rehabilitation, and others	87,062,884,239
Allowance for loan losses	(87,062,884,239)
	0	0	0
(3) Borrowings from government fund for FILP (including current portion of borrowings)	(6,161,633,624,000)	(5,621,423,494,894)	(540,210,129,106)
(4) Bonds (including current portion of bonds)	(1,671,122,850,000)	(1,616,185,623,842)	(54,937,226,158)
(5) Derivative transactions*2
Derivative transactions not qualifying for hedge accounting	(25,896,498,105)	(25,896,498,105)	0
Derivative transactions qualifying for hedge accounting*3	(397,449,594)	(397,449,594)	0
	(26,293,947,699)	(26,293,947,699)	0

*1 Liabilities are shown in parentheses (  ).

*2 Derivatives transactions recorded in Assets and Liabilities are netted, these derivatives after netting are presented above. The figures in parentheses (  ) indicate net liabilities.

*3 Interest rate swaps and other derivatives designated as hedging instruments to offset market fluctuations in the hedged items, specifically loans. Deferral hedge accounting is applied to such derivative transactions. JICA has adopted the “Practical Solution on the Treatment of Hedge Accounting for Financial Instruments Referencing LIBOR” (Accounting Standards Board of Japan Practical Issues Task Force No. 40, March 17, 2022) to these hedging relationships.

(Note)	The following are the balance sheet amounts of the financial instruments without market prices. They are not included in the fair value information of financial instruments.

(Unit: Yen)
Balance sheet amount
Investment securities	27,079,085,691
Shares of affiliated companies	72,990,838,017
Money held in trust	113,011,525,603

* Based on paragraph 5 of the “Implementation Guidance on Disclosures about Fair Value of Financial Instruments” (ASBJ Guidance No.19 issued on March 31, 2020), fair values are not presented for unlisted stocks. Based on paragraph 24-16 of the “Implementation Guidance on Disclosures about Fair Value of Financial Instruments” (ASBJ Guidance No.31 issued June 17, 2021), fair values are not presented for partnership investments.

*In the current fiscal year, we have recognized an impairment loss of ¥271,994,590 on investment securities.

3. Breakdown of the fair value of financial instruments by level and other relevant matters

The fair value of financial instruments is classified into the following three levels according to the observability and significance of the inputs used in fair value measurements.

Level 1 fair value: Of observable inputs for the fair value determination, fair value is determined based on a quoted price formed in an active market for assets or liabilities that are subject to the fair value determination.

Level 2 fair value: Of observable inputs for the fair value, fair value is determined based on inputs for the fair value determination other than those used to determine the level 1 fair value.

Level 3 fair value: Fair value is determined using unobservable inputs for the fair value determination.

In cases where multiple inputs which have a material effect on the calculation of the fair value are used, among the levels to which the respective inputs belong, the fair value is categorized at the level with the lowest priority in the fair value calculation.

(1)	Financial instruments recorded at fair value in the balance sheet

(Unit: Yen)

	Fair Value
	Level 1	Level 2	Level 3	Total
Derivative transactions*
Derivative transactions not qualifying for hedge accounting	—	(25,896,498,105)		(25,896,498,105)
Derivative transactions qualifying for hedge accounting	—	(397,449,594)	—	(397,449,594)
Total derivative transactions	—	(26,293,947,699)	—	(26,293,947,699)

* Derivative transactions recorded in Assets and Liabilities are netted, these derivatives after netting are presented above. The figures in parentheses (  ) indicate net liabilities.

(2)	Financial instruments other than financial instruments recorded at fair value in the balance sheet

(Unit: Yen)

	Fair Value
	Level 1	Level 2	Level 3	Total
Loans	—	—	14,775,252,512,108	14,775,252,512,108
Total Assets	—	—	14,775,252,512,108	14,775,252,512,108
Borrowings from government fund for FILP (including current portion of borrowings)	—	5,621,423,494,894	—	5,621,423,494,894
Bonds (including current portion of bonds)	—	1,616,185,623,842	—	1,616,185,623,842
Total Liabilities	—	7,237,609,118,736	—	7,237,609,118,736

(Note 1) Description of the valuation techniques and inputs used in the fair value measurement

Assets

Loans

The fair values of loans with floating interest rates are measured at their book values, as policy interest rates (bank rates) are immediately reflected in their floating interest rates, and therefore, fair value approximates book value. On the other hand, fair values of loans with fixed interest rates are measured by discounting the total amount of the principal and interest with a rate that combines a risk-free rate with the respective borrowers’ credit risk. This fair value is classified into Level 3 because the effects of unobservable inputs on the fair value are considered to be material. As for hedged loans for which the assignment method is applied, the fair value of such currency swaps is applied.

Claims probable in bankruptcy, claims probable in rehabilitation, and other Regarding claims probable in bankruptcy, claims probable in rehabilitation, and other, the estimated uncollectible amount is measured based on the expected recoverable amount through collateral and guarantees. Therefore, fair value approximates the balance sheet amount on the closing date, less the current estimated uncollectible amount, and hence is measured accordingly. This fair value is classified into Level 3 because the effects of unobservable inputs on the fair value are considered to be material.

Liabilities

Bonds	(including current portion of bonds)

The fair value of bonds (including current portion of bonds) is determined by observable market prices, if available. For bonds without market observable prices, the fair values are measured by discounting the total amount of the principal and interest at the risk-free rate. Since unobservable inputs are not used, this fair value is classified into Level 2. As for hedged bonds for which the exceptional accrual method and assignment method are applied, the fair value of such interest rate swaps and currency swaps is applied.

Borrowings from government fund for FILP (including current portion of borrowings)

The fair value of borrowings from government fund for FILP (including current portion of borrowings) is measured by discounting the total amount of principal and interest with interest rates expected to be applied to new borrowings for the same total amount. Since unobservable inputs are not used, this fair value is classified into Level 2.

Derivative transactions

Derivative transactions are interest rate swap transactions and currency swap transactions, and fair values are based on discounted present values. Interest rate swaps for which the exceptional accrual method is applied and currency swaps for which the assignment method is applied are accounted for together with the corresponding loan or bond. The fair value of these hedging instruments is included in the fair value of the underlying loans or bonds. Since unobservable inputs are not used, this fair value is classified into Level 2.

(Note 2)	Information on the fair value of Level 3 financial instruments recorded at fair value in the balance sheet

Not applicable

(Money held in trust)

1. Money held in trust for the purpose of investment

Not applicable.

2. Money held in trust for the purpose of investment and held-to-maturity

Not applicable.

3. Other (other than for the purpose of investment and held-to-maturity)

					(Unit: Yen)
	Balance sheet amount	Acquisition cost	Difference	The amount by which the balance sheet amount exceeds the acquisition cost	The amount by which the balance sheet amount does not exceed the acquisition cost
Money held in trust for others	113,011,525,603	92,189,969,693	20,821,555,910	20,821,555,910	—

(Note) “The amount by which the balance sheet amount exceeds the acquisition cost” and “The amount by which the balance sheet amount does not exceed the acquisition cost” are the breakdown of “Difference”.

(Retirement benefits)

1.	Overview of retirement benefit plans

To provide retirement benefits for employees, JICA has a defined benefit pension plan comprised of a defined benefit corporate pension plan and a lump-sum severance indemnity plan, and a defined contribution plan comprised of a defined contribution pension plan.

2.	Defined benefit pension plan
(1)	The changes in the retirement benefit obligation are as follows:

(Unit: Yen)

Retirement benefit obligation at the beginning of the fiscal year	6,625,127,623

Current service cost	299,327,173

Interest cost	60,257,788

Actuarial differences	512,178,797

Retirement benefit paid	(531,684,780)

Past service cost	0

Contribution by employees	18,274,043

Retirement benefit obligation at the end of the fiscal year	6,983,480,644

(2)	The changes in the plan assets are as follows:

(Unit: Yen)

Plan assets at the beginning of the fiscal year	3,404,044,284

Expected return on plan assets	71,040,924
Actuarial differences	7,500,181
Contribution by JICA	122,991,654
Retirement benefit paid	(124,634,172)
Contribution by employees	18,274,043

Plan assets at the end of the fiscal year	3,499,216,914

(3)	Reconciliation of the retirement benefit obligations and plan assets and provision for retirement benefits and prepaid pension expenses in the balance sheet

(Unit: Yen)

Funded retirement benefit obligation	2,728,879,931
Plan assets	(3,499,216,914)

Unfunded benefit obligations of funded pension plan	(770,336,983)
Unfunded benefit obligations of unfunded pension plan	4,254,600,713

Subtotal	3,484,263,730
Unrecognized actuarial differences	0
Unrecognized past service cost	0

Net amount of assets and liabilities in the balance sheet	3,484,263,730

Provision for retirement benefits	4,254,600,713
Prepaid pension expenses	770,336,983

Net amount of assets and liabilities in the balance sheet	3,484,263,730

(4)	Components of retirement benefit expenses

(Unit: Yen)

Current service cost	299,327,173
Interest cost	60,257,788
Expected return on plan assets	(71,040,924)
Realized actuarial differences	504,678,616
Amortization of past service cost	0
Extraordinary additional retirement payments	0

Total	793,222,653

(5)	Major components of plan assets

Percentages of components to the total are as follows:

Bonds	47%
Stocks	41%
General account of life insurance company	4%
Others	8%

Total	100%

(6)	Method of determining the long-term expected rate of return on plan assets

The long-term expected rate of return on plan assets is determined based on components of plan assets, the actual historical returns, and market condition, etc.

(7)	Assumptions used

Principal assumptions used in actuarial calculations at the end of the fiscal year

Discount rate	Defined benefit corporate pension plan	1.07%
	Retirement benefits	0.74%
Long-term expected rate of return on plan assets		2.00%

3.	Defined contribution plan

The amount of contribution required to be made to the defined contribution plan is ¥14,012,524.

(Lease transactions)

Remaining lease payments for operating lease

Remaining lease payments for the lease period within one year after the balance sheet date:	¥6,669,222

Remaining lease payments for the lease period exceeding one year after the balance sheet date:	¥738,040

(Asset retirement obligations)

1.	Overview of asset retirement obligations

In accordance with a building lease agreement, JICA has the obligation to restore the head office building to its original state. Restoration costs are reasonably estimated and recognized as asset retirement obligations.

2.	Amount and calculation method of asset retirement obligations

The estimate for the asset retirement obligations assumes a five-year lease period for the projected period of use and a discount rate between (0.048)% and 0.529%.

3.	Changes in the total amount of asset retirement obligations

(Unit: Yen)

Balance at the beginning of the fiscal year	105,559435

Increase related to acquisition of tangible assets	—

Adjustment resulting from passage of time	(16,889)

Decrease due to settlement of asset retirement obligations	—

Balance at the end of the fiscal year	105,542,546

(Significant accounting estimates)

The items for which amounts have been recorded in the financial statements for the current fiscal year based on accounting estimates and which may have a significant impact on the financial statements for the following fiscal year are as follows.

1.	Allowance for loan losses and Provision for contingent losses

Loans are major assets on JICA’s financial statement. Thus, Allowance for loan losses and Provision for contingent losses have a significant impact on JICA’s financial condition and JICA considers them as significant accounting estimates.

(1)	Amount recorded in the financial statements

(Unit: Yen)

Allowance for loan losses	314,655,645,160

Provision for contingent losses	1,307,344,767

(2)	Information about the nature of significant accounting estimates for the identified items

[1] Calculation method

The calculation method of the Allowance for loan losses and Provision for contingent losses is described in “Significant Accounting Policies 4. Basis and standard for the accrual of allowance and loss contingencies” in the financial statements.

In the course of operations of finance and investment cooperation, JICA is exposed to various risks such as credit risk, market risk, liquidity risk, and operational risk, and JICA may incur losses due to these risks. To address the credit risk, the risk of JICA incurring loss arising from a reduction in, or diminishment of, asset value attributable to a deterioration in debtors’ financial condition and for other reasons, JICA calculates an expected loss amount and records it as Allowance for loan losses and Provision for contingent losses. JICA engages in significant financial cooperation operations with overseas governments and governmental institutions, and therefore, sovereign risk is a relatively significant part of the credit risk that JICA is exposed to in connection with these operations.

Allowance for loan losses and Provision for contingent losses is calculated in accordance with JICA’s internal rules for self-assessment of asset quality and internally established standards.

The calculation process includes the determination of the debtors’ classification based on the evaluation of debtors’ solvency in consideration of their financial condition, future prospects, and other relevant factors.

[2] Key Assumptions

Key assumptions are the debtors’ future prospects for their financial condition and the balance of international payment used in the determination of the debtors’ classification. Therefore, JICA’s estimation and judgment are reassessed and modified whenever the debtors’ political situations and economic conditions change, or new information becomes available.

In this fiscal year, JICA takes into account in its assessment the following factors as well as the outlooks announced by the International Monetary Fund (IMF): The impact of policy changes accompanying the change in US administration on the global economy, resource prices, and the international financial environment, geopolitical risk such as the conflicts in Ukraine and middle east, and changes in the international financial environment.

[3] Impact on the financial statements for the following fiscal year

It is expected that the global environment will remain highly uncertain due to trends and their impacts on geopolitical risks, changes in the international financial environment, and changes in the political and economic circumstances surrounding the debtors. However, Allowance for loan losses and Provision for contingent losses are currently provided based on the assumption that the level of the credit risk of outstanding loans and other investments as of March 31, 2025, will be the same as the historical level for the near future.

Accordingly, if the debtors’ financial condition and the balance of international payments change beyond current expectations over the medium to long term, they may have a significant impact on Allowance for loan losses and Provision for contingent losses in the financial statements for the following fiscal year.

(Additional Information)

Under the framework of the Enhanced Heavily Indebted Poor Countries (HIPC) Initiative, Somalia’s debt relief was confirmed at the Paris Club meeting in March 2024, having met the necessary conditions.

Subsequently, in November of the same year, a letter was signed and exchanged between the Somali government and the Japanese government to cancel Somalia’s yen loan debt. As a result, in the current fiscal year, we have written off ¥14,759,654,381 (including ¥6,468,141,621 of principal) in claims against Somalia.

This debt write-off is based on the “Review of Debt Relief Methods” (announced by the Japanese government on December 10, 2002) and was undertaken as part of the transfer of rights and obligations from the former Japan Bank for International Cooperation on October 1, 2008. It was recognized that public debt reduction measures would be implemented, and the claims were inherited as having no asset value. Therefore, the debt write-off has no impact on profit and loss.

Information related to this yen loan debt write-off is noted under the Japanese government’s disclosure policy for yen loan debt write-offs.

(Significant contractual liabilities)

The amount of Significant contractual liabilities scheduled for payment in the following fiscal year is ¥1,556,280,000.

(Significant subsequent events)

Not applicable

The Accompanying Supplementary Schedules

Finance and Investment Account

(1) Details of acquisition and disposal of non-current assets, depreciation, and accumulated impairment losses

											(Unit : Yen	)
Type		Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Accumulated depreciation		Accumulated impairment losses		Net assets at the end of the period	Remarks
							Depreciation during the period		Impairment losses during the period

Tangible assets (Depreciation included in expenses)	Buildings	4,224,610,737	97,567,983	81,395,727	4,240,782,993	1,657,643,934	132,337,950	544,550,453	0	2,038,588,606
	Structures	98,675,736	11,498,621	4,114,821	106,059,536	50,032,087	4,568,396	11,670,468	0	44,356,981
	Machinery and equipment	190,265,818	1,386,732	1,547,589	190,104,961	83,422,200	1,816,349	95,071,397	0	11,611,364
	Vehicles	618,464,788	41,801,841	38,499,367	621,767,262	449,277,377	49,828,795	0	0	172,489,885
	Tools, furniture, and fixtures	531,990,918	6,551,974	72,146,322	466,396,570	264,037,671	72,979,971	0	0	202,358,899
	Total	5,664,007,997	158,807,151	197,703,826	5,625,111,322	2,504,413,269	261,531,461	651,292,318	0	2,469,405,735

Tangible assets (Non-depreciable assets)	Land	12,703,270,000	0	0	12,703,270,000	0	0	6,091,196,973	0	6,612,073,027
	Construction in progress	10,155,200	19,977,106	30,132,306	0	0	0	0	0	0
	Total	12,713,425,200	19,977,106	30,132,306	12,703,270,000	0	0	6,091,196,973	0	6,612,073,027

Total tangible assets	Buildings	4,224,610,737	97,567,983	81,395,727	4,240,782,993	1,657,643,934	132,337,950	544,550,453	0	2,038,588,606
	Structures	98,675,736	11,498,621	4,114,821	106,059,536	50,032,087	4,568,396	11,670,468	0	44,356,981
	Machinery and equipment	190,265,818	1,386,732	1,547,589	190,104,961	83,422,200	1,816,349	95,071,397	0	11,611,364
	Vehicles	618,464,788	41,801,841	38,499,367	621,767,262	449,277,377	49,828,795	0	0	172,489,885
	Tools, furniture, and fixtures	531,990,918	6,551,974	72,146,322	466,396,570	264,037,671	72,979,971	0	0	202,358,899
	Land	12,703,270,000	0	0	12,703,270,000	0	0	6,091,196,973	0	6,612,073,027
	Construction in progress	10,155,200	19,977,106	30,132,306	0	0	0	0	0	0
	Total	18,377,433,197	178,784,257	227,836,132	18,328,381,322	2,504,413,269	261,531,461	6,742,489,291	0	9,081,478,762

Intangible assets (Depreciation included in expenses)	Trademark rights	1,816,081	0	0	1,816,081	1,020,587	108,477	0	0	795,494
	Software	16,888,538,093	625,379,104	11,580,006	17,502,337,191	10,275,993,864	2,138,503,020	0	0	7,226,343,327
	Total	16,890,354,174	625,379,104	11,580,006	17,504,153,272	10,277,014,451	2,138,611,497	0	0	7,227,138,821

Intangible assets (Non-depreciable assets)	Software in progress	4,172,696,846	3,030,163,549	450,060,618	6,752,799,777	0	0	0	0	6,752,799,777
	Total	4,172,696,846	3,030,163,549	450,060,618	6,752,799,777	0	0	0	0	6,752,799,777

Total intangible assets	Trademark rights	1,816,081	0	0	1,816,081	1,020,587	108,477	0	0	795,494
	Software	16,888,538,093	625,379,104	11,580,006	17,502,337,191	10,275,993,864	2,138,503,020	0	0	7,226,343,327
	Software in progress	4,172,696,846	3,030,163,549	450,060,618	6,752,799,777	0	0	0	0	6,752,799,777
	Total	21,063,051,020	3,655,542,653	461,640,624	24,256,953,049	10,277,014,451	2,138,611,497	0	0	13,979,938,598

Investments and other assets	Investment securities	22,785,666,431	5,469,152,956	1,175,733,696	27,079,085,691	0	0	0	0	27,079,085,691
	Shares of affiliated companies	80,682,083,679	0	7,691,245,662	72,990,838,017	0	0	0	0	72,990,838,017
	Money held in trust	93,853,332,197	23,998,984,000	4,840,790,594	113,011,525,603	0	0	0	0	113,011,525,603
	Claims probable in bankruptcy, claims probable in rehabilitation, and other	87,062,884,239	0	0	87,062,884,239	0	0	0	0	87,062,884,239
	Allowance for loan losses	(87,062,884,239)	0	0	(87,062,884,239)	0	0	0	0	(87,062,884,239)
	Long-term prepaid expenses	119,462,895	114,151,891	57,034,094	176,580,692	0	0	0	0	176,580,692
	Prepaid pension expenses	761,285,908	52,024,049	42,972,974	770,336,983	0	0	0	0	770,336,983
	Long-term guarantee deposits	704,087,405	16,654,864	70,401,656	650,340,613	0	0	0	0	650,340,613
	Total	198,905,918,515	29,650,967,760	13,878,178,676	214,678,707,599	0	0	0	0	214,678,707,599

(2) Details of securities

Securities recorded under investments and other assets

(Unit: Yen)

	Name	Acquisition cost	Amount equivalent to JICA’s percentage share of the net assets of the affiliated companies	Balance sheet amount	Valuation difference recognized in the Statement of Income of the period	Valuation difference on shares of affiliated companies	Remarks

Shares of affiliated companies	Sumatra Pulp Corporation	2,758,289,455	1	1	0	0
	Japan Saudi Arabia Methanol Co., Inc.	7,149,297,104	21,290,024,319	21,290,024,319	0	14,140,727,215
	SPDC Ltd.	7,269,880,619	21,660,538,641	21,660,538,641	0	14,390,658,022
	KAFCO Japan Investment Co., Ltd.	2,436,204,983	2,575,135,006	2,575,135,006	0	138,930,023
	Nippon Amazon Aluminum Co., Ltd.	25,066,535,300	18,073,827,058	18,073,827,058	(5,477,315,587)	0
	JAPAN ASEAN Women Empowerment Fund	6,454,158,320	8,990,700,000	8,990,700,000	0	2,536,541,680
	Ship Aichi Medical Service Limited	748,809,600	400,612,992	400,612,992	(135,778,129)	0
	Total	51,883,175,381	72,990,838,017	72,990,838,017	(5,613,093,716)	31,206,856,940

Other investment securities	Type and name	Acquisition cost	Fair value	Balance sheet amount	Valuation difference recognized in the Statement of Income of the period	Valuation difference on available-for-sale securities	Remarks
	HBL Microfinance Bank Limited	218,880,000	-	128,392,800	0	(90,487,200)
	Myanmar Japan Thilawa Development Ltd.	321,372,900	-	404,581,500	0	83,208,600
	Gojo & Company, Inc.	999,997,307	-	999,997,307	0	0
	WASSHA Inc.	29,203,406	-	29,203,406	0	0
	Sanergy, Inc.	299,019,177	-	28,458,279	(271,994,590)	1,433,692
	Bangladesh SEZ Ltd.	406,778,359	-	447,402,750	0	40,624,391
	DRCONSULTA LTD.	1,270,385,680	-	1,348,604,661	0	78,218,981
	Light Rail Transit One Partners LLC	2,181,800,000	-	2,181,800,000	0	0
	MGM Sustainable Energy Fund L.P.	440,471,170	-	498,908,020	(149,132,232)	207,569,082
	IFC Middle East and North Africa Fund, LP	495,941,325	-	774,650,789	105,128,783	173,580,681
	MGM Sustainable Energy Fund II L.P.	2,362,615,497	-	2,896,596,857	(328,866,734)	862,848,094
	I&P Afrique Entrepreneurs II LP	588,230,579	-	650,804,765	(32,048,410)	94,622,596
	WWB Capital Partners II, L.P.	1,354,388,489	-	1,457,972,584	(70,291,255)	173,875,350
	Covid-19 Emerging and Frontier Markets MSME Support Fund	3,959,765,661	-	5,515,479,412	358,917,032	1,196,796,719
	Rebright Partners IV Investment Limited Partnership	387,241,931	-	356,682,705	(55,667,610)	25,108,384
	SVL-SME Fund	3,117,918,035	-	3,674,228,759	529,297,345	27,013,379
	Dolma Impact Fund II	739,931,958	-	770,781,312	5,431,063	25,418,291
	Lendable S.A., SICAV-RAIF	1,284,942,752	-	1,498,450,000	155,548,680	57,958,568
	Verod-Kepple Africa Ventures SCSp	321,060,038	-	334,292,354	(12,442,361)	25,674,677
	GEF LatAm Climate Solutions Fund III-B, L.P.	1,641,816,963	-	1,411,740,392	(249,314,172)	19,237,601
	Horizon Capital Growth Fund IV, L.P.	1,114,275,456	-	1,028,217,776	(69,806,272)	(16,251,408)
	Openspace Ventures IV, L.P.	323,219,933	-	177,718,161	(143,414,388)	(2,087,384)
	Dalus Capital Fund III, LP	468,052,567	-	464,121,102	0	(3,931,465)

	Total	24,327,309,183	-	27,079,085,691	(228,655,121)	2,980,431,629

Total balance sheet amount				100,069,923,708

*

Acquisition cost of other investment securities related to the investment limited partnership and other equivalent funds includes the amount equivalent to JICA’s percentage share of the accumulated profit/loss amount for the previous term.

(3) Details of loans

(Unit: Yen)
Classification	Balance at the beginning of the period	Increase during the period	Decrease during the period		Balance at the end of the period	Remarks
			Collection, etc.	Write-off
Loans	16,592,568,294,909	1,909,409,818,805	895,189,074,303	0	17,606,789,039,411
Claims probable in bankruptcy, claims probable in rehabilitation, and other	87,062,884,239	0	0	0	87,062,884,239
Total	16,679,631,179,148	1,909,409,818,805	895,189,074,303	0	17,693,851,923,650

(4) Details of borrowings

							(Unit: Yen)
Classification	Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Average interest rate (%)	Maturity date	Remarks
Borrowings from government fund for Fiscal Investment and Loan Program	5,277,825,496,000	1,033,400,000,000	149,591,872,000	6,161,633,624,000 (229,339,975,000)	0.779	August 2025- May 2064

*	Figures in parentheses ( ) indicate the amount of borrowings repayable within one year.

(5) Details of bonds

(Unit: Yen)

Security name	Balance at the beginning of the period	Increase during the period	Decrease during the period	Translation Adjustments	Balance at the end of the period	Coupon (%)	Maturity date	Remarks

FILP Agency Bonds

FILP Agency Bonds (1st)	30,000,000,000	0	0	—	30,000,000,000 (0)	2.470	September 2028

FILP Agency Bonds (2nd)	30,000,000,000	0	0	—	30,000,000,000 (0)	2.341	June 2029

FILP Agency Bonds (3rd)	20,000,000,000	0	0	—	20,000,000,000 (0)	2.134	December 2029

FILP Agency Bonds (4th)	20,000,000,000	0	0	—	20,000,000,000 (0)	2.079	June 2030

FILP Agency Bonds (5th)	20,000,000,000	0	0	—	20,000,000,000 (0)	1.918	September 2030

FILP Agency Bonds (6th)	20,000,000,000	0	0	—	20,000,000,000 (0)	2.098	December 2030

FILP Agency Bonds (7th)	20,000,000,000	0	0	—	20,000,000,000 (0)	1.991	June 2031

FILP Agency Bonds (8th)	15,000,000,000	0	0	—	15,000,000,000 (0)	1.554	September 2026

FILP Agency Bonds (9th)	5,000,000,000	0	0	—	5,000,000,000 (0)	2.129	September 2041

FILP Agency Bonds (13th)	10,000,000,000	0	0	—	10,000,000,000 (0)	1.752	June 2032

FILP Agency Bonds (15th)	10,000,000,000	0	0	—	10,000,000,000 (0)	1.724	September 2032

FILP Agency Bonds (19th)	10,000,000,000	0	0	—	10,000,000,000 (0)	1.725	June 2033

FILP Agency Bonds (21st)	10,000,000,000	0	0	—	10,000,000,000 (0)	1.734	September 2033

FILP Agency Bonds (24th)	10,000,000,000	0	10,000,000,000	—	0 (0)	0.655	June 2024

FILP Agency Bonds (25th)	10,000,000,000	0	0	—	10,000,000,000 (0)	1.520	June 2034

FILP Agency Bonds (26th)	10,000,000,000	0	10,000,000,000	—	0 (0)	0.588	September 2024

FILP Agency Bonds (27th)	10,000,000,000	0	0	—	10,000,000,000 (0)	1.451	September 2034

FILP Agency Bonds (29th)	10,000,000,000	0	0	—	10,000,000,000 -10,000,000,000	0.583	June 2025

FILP Agency Bonds (30th)	10,000,000,000	0	0	—	10,000,000,000 (0)	1.299	June 2035

FILP Agency Bonds (31st)	10,000,000,000	0	0	—	10,000,000,000 -10,000,000,000	0.530	September 2025

FILP Agency Bonds (32nd)	10,000,000,000	0	0	—	10,000,000,000 (0)	1.212	September 2035

FILP Agency Bonds (33rd)	10,000,000,000	0	0	—	10,000,000,000 (0)	1.130	December 2035

FILP Agency Bonds (34th)	10,000,000,000	0	0	—	10,000,000,000 -10,000,000,000	0.245	February 2026

FILP Agency Bonds (35th)	10,000,000,000	0	0	—	10,000,000,000 (0)	0.080	June 2026

FILP Agency Bonds (36th)	10,000,000,000	0	0	—	10,000,000,000 (0)	0.313	June 2036

FILP Agency Bonds (37th)	20,000,000,000	0	0	—	20,000,000,000 (0)	0.100	September 2026

FILP Agency Bonds (38th)	15,000,000,000	0	0	—	15,000,000,000 (0)	0.590	September 2046

FILP Agency Bonds (39th)	5,000,000,000	0	0	—	5,000,000,000 (0)	0.744	February 2037

FILP Agency Bonds (40th)	10,000,000,000	0	0	—	10,000,000,000 (0)	0.220	June 2027

FILP Agency Bonds (41st)	10,000,000,000	0	0	—	10,000,000,000 (0)	0.602	June 2037

FILP Agency Bonds (42nd)	20,000,000,000	0	0	—	20,000,000,000 (0)	0.597	September 2037

FILP Agency Bonds (43rd)	20,000,000,000	0	0	—	20,000,000,000 (0)	0.625	December 2037

FILP Agency Bonds (44th)	15,000,000,000	0	0	—	15,000,000,000 (0)	0.200	June 2028

FILP Agency Bonds (45th)	10,000,000,000	0	0	—	10,000,000,000 (0)	0.559	June 2038

FILP Agency Bonds (46th)	20,000,000,000	0	0	—	20,000,000,000 (0)	0.664	September 2038

FILP Agency Bonds (47th)	15,000,000,000	0	0	—	15,000,000,000 (0)	0.636	December 2038

FILP Agency Bonds (48th)	10,000,000,000	0	0	—	10,000,000,000 (0)	0.059	June 2029

FILP Agency Bonds (49th)	10,000,000,000	0	0	—	10,000,000,000 (0)	0.333	June 2039

FILP Agency Bonds (50th)	12,000,000,000	0	0	—	12,000,000,000 (0)	0.055	September 2029

FILP Agency Bonds (51st)	18,000,000,000	0	0	—	18,000,000,000 (0)	0.538	December 2049

FILP Agency Bonds (52nd)	10,000,000,000	0	0	—	10,000,000,000 (0)	0.055	March 2030

FILP Agency Bonds (53rd)	10,000,000,000	0	0	—	10,000,000,000 (0)	0.160	June 2030

FILP Agency Bonds (54th)	13,000,000,000	0	0	—	13,000,000,000 (0)	0.445	June 2040

FILP Agency Bonds (55th)	10,000,000,000	0	0	—	10,000,000,000 (0)	0.150	September 2030

FILP Agency Bonds (56th)	12,000,000,000	0	0	—	12,000,000,000 (0)	0.459	September 2040

FILP Agency Bonds (57th)	10,000,000,000	0	0	—	10,000,000,000 (0)	0.130	December 2030

FILP Agency Bonds (58th)	5,000,000,000	0	0	—	5,000,000,000 (0)	0.420	December 2040

FILP Agency Bonds (59th)	10,000,000,000	0	0	—	10,000,000,000 (0)	0.125	June 2031

FILP Agency Bonds (60th)	10,000,000,000	0	0	—	10,000,000,000 (0)	0.457	June 2041

FILP Agency Bonds (61st)	10,000,000,000	0	0	—	10,000,000,000 (0)	0.110	September 2031

FILP Agency Bonds (62nd)	10,000,000,000	0	0	—	10,000,000,000 (0)	0.439	September 2041

FILP Agency Bonds (63rd)	10,000,000,000	0	0	—	10,000,000,000 (0)	0.194	January 2032

FILP Agency Bonds (64th)	7,000,000,000	0	0	—	7,000,000,000 (0)	0.533	January 2042

FILP Agency Bonds (65th)	3,000,000,000	0	0	—	3,000,000,000 (0)	0.194	February 2032

FILP Agency Bonds (66th)	11,000,000,000	0	0	—	11,000,000,000 (0)	0.374	July 2032

FILP Agency Bonds (67th)	13,000,000,000	0	0	—	13,000,000,000 (0)	0.910	July 2042

FILP Agency Bonds (68th)	7,500,000,000	0	0	—	7,500,000,000 (0)	0.399	June 2032

FILP Agency Bonds (69th)	13,000,000,000	0	0	—	13,000,000,000 (0)	1.032	June 2042

FILP Agency Bonds (70th)	10,000,000,000	0	0	—	10,000,000,000 (0)	0.559	September 2032

FILP Agency Bonds (71st)	5,000,000,000	0	0	—	5,000,000,000 (0)	0.517	December 2027

FILP Agency Bonds (72nd)	20,500,000,000	0	20,500,000,000	—	0 (0)	0.090	December 2024

FILP Agency Bonds (73rd)	15,000,000,000	0	0	—	15,000,000,000 (0)	0.681	March 2033

FILP Agency Bonds (74th)	10,000,000,000	0	0	—	10,000,000,000 (0)	1.110	March 2043

FILP Agency Bonds (75th)	10,000,000,000	0	0	—	10,000,000,000 (0)	0.349	September 2028

FILP Agency Bonds (76th)	12,000,000,000	0	0	—	12,000,000,000 (0)	0.747	June 2033

FILP Agency Bonds (77th)	10,000,000,000	0	0	—	10,000,000,000 (0)	1.404	June 2043

FILP Agency Bonds (78th)	8,000,000,000	0	0	—	8,000,000,000 (0)	0.294	December 2028

FILP Agency Bonds (79th)	0	20,000,000,000	0	—	20,000,000,000 (0)	0.580	December 2028

FILP Agency Bonds (80th)	0	20,000,000,000	0	—	20,000,000,000 (0)	0.820	September 2029

FILP Agency Bonds (81th)	0	10,000,000,000	0	—	10,000,000,000 (0)	1.181	September 2034

FILP Agency Bonds (82th)	0	4,000,000,000	0	—	4,000,000,000 (0)	0.850	March 2027

Subtotal	825,000,000,000	54,000,000,000	40,500,000,000	— 0	838,500,000,000 -30,000,000,000

Continued from previous page

Security name	Balance at the beginning of the period	Increase during the period	Decrease during the period	Translation Adjustments	Balance at the end of the period	Coupon (%)	Maturity date	Remarks

Government-guaranteed bonds

Japan International Cooperation Agency Government-guaranteed bonds (2nd)	61,348,000,000 [$500,000,000]	0 [ $ 0]	0 [ $ 0]	(305,000,000)	61,043,000,000 [$500,000,000] (0)	2.125	October 2026

Japan International Cooperation Agency Government-guaranteed bonds (3rd)	69,374,500,000 [$500,000,000]	0 [ $ 0]	0 [ $ 0]	(533,750,000)	68,840,750,000 [$500,000,000] (0)	2.750	April 2027

Japan International Cooperation Agency Government-guaranteed bonds (4th)	69,428,500,000 [$500,000,000]	0 [ $ 0]	0 [ $ 0]	(533,750,000)	68,894,750,000 [$500,000,000] (0)	3.375	June 2028

Japan International Cooperation Agency Government-guaranteed bonds (5th)	75,685,000,000 [$500,000,000]	0 [ $ 0]	0 [ $ 0]	(762,500,000)	74,922,500,000 [$500,000,000] (0)	1.000	July 2030

Japan International Cooperation Agency Government-guaranteed bonds (6th)	87,794,600,000 [$580,000,000]	0 [ $ 0]	0 [ $ 0]	(884,500,000)	86,910,100,000 [$580,000,000] (0)	1.750	April 2031

Japan International Cooperation Agency Government-guaranteed bonds (7th)	136,233,000,000 [$900,000,000]	0 [ $0]	0 [ $ 0]	(1,372,500,000)	134,860,500,000 [$900,000,000] (0)	3.250	May 2027

Japan International Cooperation Agency Government-guaranteed bonds (8th)	189,212,500,000 [$1,250,000,000]	0 [ $0]	0 [ $ 0]	(1,906,250,000)	187,306,250,000 [$1,250,000,000] (0)	4.000	May 2028

Japan International Cooperation Agency Government-guaranteed bonds (9th)	0 [ $0]	156,688,000,000 [$1,000,000,000]	0 [ $ 0]	(6,843,000,000)	149,845,000,000 [$1,000,000,000] (0)	4.750	May 2029

Subtotal	689,076,100,000 [$3,480,000,000]	156,688,000,000 [ $0]	0 [ $0]	(13,141,250,000)	832,622,850,000 [$5,730,000,000] (0)

Total	1,514,076,100,000	210,688,000,000	40,500,000,000	(13,141,250,000)	1,671,122,850,000 (30,000,000,000)

* Figures in parentheses ( ) indicate the amount of bonds redeemable within one year. The amount in [ ] is denominated in a foreign currency.

(6) Details of provisions

						(Unit: Yen)

Classification	Balance at the beginning of the period	Increase during the period	Decrease during the period		Balance at the end of the period	Remarks
			Intended use	Others

Provision for bonuses	417,151,279	445,621,699	417,151,279	0	445,621,699

Provision for contingent losses	1,447,236,980	1,307,344,767	0	1,447,236,980	1,307,344,767

Total	1,864,388,259	1,752,966,466	417,151,279	1,447,236,980	1,752,966,466

* Decrease during the period (Others) for the provision for contingent losses indicates the amount of reversal of the provision after revaluation, etc.

(7) Details of allowance for loan losses, etc.

							(Unit: Yen)

Classification	Balance of loans, etc.			Balance of allowance for loan losses			Remarks
	Balance at the beginning of the period	Increase or decrease during the period	Balance at the end of the period	Balance at the beginning of the period	Increase or decrease during the period	Balance at the end of the period

Loans	16,592,568,294,909	1,014,220,744,502	17,606,789,039,411	227,002,734,733	590,026,188	227,592,760,921

Claims probable in bankruptcy, claims probable in rehabilitation, and other	87,062,884,239	0	87,062,884,239	87,062,884,239	0	87,062,884,239

Total	16,679,631,179,148	1,014,220,744,502	17,693,851,923,650	314,065,618,972	590,026,188	314,655,645,160

*	The standard for the accrual of allowance for loan losses is described in No. 4 of Significant Accounting Policies.

(8) Details of provision for retirement benefits

					(Unit: Yen)

Classification	Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Remarks

Total retirement benefit obligations	6,625,127,623	890,037,801	531,684,780	6,983,480,644

Retirement benefits	3,982,369,247	679,282,074	407,050,608	4,254,600,713

Defined benefit corporate pension plan	2,642,758,376	210,755,727	124,634,172	2,728,879,931

Unrecognized past service cost and unrecognized actuarial differences	0	0	0	0

Plan assets	3,404,044,284	219,806,802	124,634,172	3,499,216,914

Provision for retirement benefits	3,982,369,247	679,282,074	407,050,608	4,254,600,713

Prepaid pension expenses	761,285,908	9,051,075	0	770,336,983

(9) Details of asset retirement obligations

					(Unit: Yen)

Classification	Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Remarks
Obligation of restoration to original state based on building lease agreement	105,559,435	0	16,889	105,542,546	Specified expenses in Accounting Standards for Incorporated Administrative Agencies No. 91: None

(10) Details of liabilities for guarantee

									(Unit: Yen)
Classification	Balance at the beginning of the period		Increase during the period		Decrease during the period		Balance at the end of the period		Remarks
	Number of bonds	Amount	Number of bonds	Amount	Number of bonds	Amount	Number of bonds	Amount
FILP Agency Bonds (Public offering)	1	20,000,000,000	0	0	0	0	1	20,000,000,000

*	JICA is jointly liable for obligations arising from the above bonds issued by the former Japan Bank for International Cooperation which was succeeded by the Japan Bank for International Cooperation.

(11) Details of remunerations and salaries of officers and employees

	(Unit: Thousands of yen, persons)

Classification	Remunerations or salaries		Retirement benefits
	Payment amount	Number of people	Payment amount	Number of people

Officers	(1,562)	(1)	(-)	(-)
	55,925	12	0	0

Employees	(3,053)	(2)	(-)	(-)
	5,432,141	1,978	407,051	128

Total	(4,615)	(3)	(-)	(-)
	5,488,067	1,990	407,051	128

(Notes)

1. Payment standard of remunerations and retirement benefits to officers

Remunerations and retirement benefits to officers are paid based on “Rules on Remuneration for Officers” and “Rules on Retirement Benefits for Officers” in place for Incorporated Administrative Agency - Japan International Cooperation Agency.

2. Payment standard of salaries and retirement benefits to employees

Salaries and retirement benefits to employees are paid based on “Rules on Salaries for Employees” and “Rules on Retirement Benefits for Employees” in place for Incorporated Administrative Agency - Japan International Cooperation Agency.

3. Number of people As for the number of people to whom remunerations or salaries are paid, the average number of JICA officers or employees during the period is used.

4. Others Figures in parentheses ( ) indicate the number of part-time officers or employees classified as external members.

(12) Details of main assets, liabilities, and expenses, other than those mentioned above

Operating and administrative expenses	(Unit: Yen)

Classification	Amount
Operating expenses	6,018,875,035

Information system-related expenses	3,637,898,513

Rent expenses on real estate	636,706,279

Travelling and transportation expenses	1,012,163,455

Other expenses	6,877,529,827

Total	18,183,173,109

(13) Details of affiliated companies

Corporation type and name	(Affiliated companies pursuant to Paragraph 2 (2), Article 120 of the Accounting Standards for Incorporated Administrative Agencies)	(Affiliated companies pursuant to Paragraph 2 (2), Article 120 of the Accounting Standards for Incorporated Administrative Agencies)

Items	KAFCO Japan Investment Co., Ltd.	Karnaphuli Fertilizer Company Limited

Outline of operations	Production of urea and ammonia in Chittagong, People’s Republic of Bangladesh	Production of urea and ammonia in Chittagong, People’s Republic of Bangladesh

Name of officers	Number of officers: 9 President and CEO: Tomohiko Hirano Executive Vice President: Ken Odajima (Deputy Director General of Southeast Asia and Pacific Department of JICA, Seconded) Auditor: Koji Noda (Aid Coordination Advisor of JICA, Seconded)	-
Association chart on transactions between affiliated companies and JICA

JICA	KAFCO Japan Investment Co., Ltd.	JICA	KAFCO Japan Investment Co., Ltd.

(Equity Investment)	(Equity Investment)	(Equity Investment)
Karnaphuli Fertilizer Company Limited

Assets	¥5,570,329,579	-
Liabilities	¥18,589,134	-
Capital	¥5,023,900,000	-
Retained earnings	¥527,840,445	-
Operating revenues	¥0	-
Ordinary (loss) income	(¥117,707,422)	-
Net (loss) income	(¥118,917,422)	-
Unappropriated (loss) income for the current fiscal year	¥193,248,705	-

Number of company shares owned by JICA, acquisition cost, balance sheet amount, etc.

•  Number of company shares owned by JICA: 46,606 shares

•  Acquisition cost: ¥2,436,204,983

•  Balance sheet amount: ¥2,575,135,006 (A decrease of ¥55,158,994 from the end of the previous fiscal year)

•  Legal basis: Item 2 (b), Paragraph 1, Article 13 of the Act of the Incorporated Administrative Agency - Japan International Cooperation Agency

•  Applicable provision of the act: To lend a person designated by the Minister for Foreign Affairs, such as an organization like a juridical person in Japan or the Developing Area, the funds required for the execution of their Development Projects or making capital contributions to such persons where there is a special necessity in order to effectuate Development Projects.

•  Purpose of investment: Capital contribution to the production of urea and ammonia by the company

•  Date of the initial investment: July 27, 1990

-
Details of receivables and payables	N/A	-
Details of debt guarantee	N/A	-
Amounts and ratios in relation to gross sales, order placement by JICA, etc. (Amounts and ratios of competitive contracts, planning competitions and public selections, and non-competitive negotiated contracts)	N/A	-
(Note) The above amount pertains to the period from September 1, 2023, through August 31, 2024.

(13) Details of affiliated companies

Corporation type and name	(Affiliated companies pursuant to Paragraph 2 (2), Article 120 of the Accounting Standards for Incorporated Administrative Agencies)		(Affiliated companies pursuant to Paragraph 2 (2), Article 120 of the Accounting Standards for Incorporated Administrative Agencies)

Items	Nippon Amazon Aluminum Co., Ltd.		SPDC Ltd.

Outline of operations	Production of alumina and smelting ammonium in the State of Para, Federative Republic of Brazil		Production and sales of ethylene glycol and other petrochemical products in the Al Jubail Industrial Area, Eastern Province of Kingdom of Saudi Arabia

Name of officers	Number of officers: 12 President and CEO: Toshiro Okada Auditor: Toshio Nagase (The Chief Representative of JICA Laos Office, Seconded)		Number of officers: 18 President and CEO: Osamu Takeuchi Managing Director: Tsutomu kudo (The Chief Representative of JICA Myanmar Office, Seconded)
Association chart on transactions between affiliated companies and JICA

	JICA	Nippon Amazon Aluminum Co.,	JICA	SPDC Ltd.

	(Equity Investment)		(Equity Investment)

Assets	¥64,952,114,068		¥86,857,180,616
Liabilities	¥2,678,110,140		¥26,633,074,100
Capital	¥58,564,532,140		¥14,200,000,000
Retained earnings	(¥1,670,944,378)		¥46,024,106,516
Operating revenues	¥0		¥4,818,365,449
Ordinary (loss) income	(¥787,579,217)		¥3,359,578,410
Net (loss) income	(¥788,789,217)		¥3,009,214,834
Unappropriated (loss) income for the current fiscal year	(¥1,892,085,978)		¥23,974,106,516

Number of company shares owned by JICA, acquisition cost, balance sheet amount, etc.

•  Number of company shares owned by JICA: 496,652,800 shares

•  Acquisition cost: ¥25,066,535,300

•  Balance sheet amount: ¥18,073,827,058 (A decrease of ¥5,477,315,587 from the end of the previous fiscal year)

•  Legal basis: Item 2 (b), Paragraph 1, Article 13 of the Act of the Incorporated Administrative Agency - Japan International Cooperation Agency

•  Applicable provision of the act: To lend a person designated by the Minister for Foreign Affairs, such as an organization like a juridical person in Japan or the Developing Area, the funds required for the execution of their Development Projects or making capital contributions to such persons where there is a special necessity in order to effectuate Development Projects.

•  Purpose of investment: Capital contribution to the smelting of alumina and aluminum

•  Date of the initial investment: August 29, 1978

•  Number of company shares owned by JICA: 2,107,500 shares

•  Acquisition cost: ¥7,269,880,619

•  Balance sheet amount: ¥21,660,538,641 (An increase of ¥94,397,758 from the end of the previous fiscal year)

•  Legal basis: Item 2 (b), Paragraph 1, Article 13 of the Act of the Incorporated Administrative Agency - Japan International Cooperation Agency

•  Applicable provision of the act: To lend a person designated by the Minister for Foreign Affairs, such as an organization like a juridical person in Japan or the Developing Area, the funds required for the execution of their Development Projects or making capital contributions to such persons where there is a special necessity in order to effectuate Development Projects.

•  Purpose of investment: Capital contribution to the manufacturing of ethylene glycol and other petrochemical products

•  Date of the initial investment: June 17, 1981

Details of receivables and payables	N/A		N/A
Details of debt guarantee	N/A		N/A

Amounts and ratios in relation to gross sales, order placement by JICA, etc. (Amounts and ratios of competitive contracts, planning competitions and public selections, and non-competitive negotiated contracts)

	N/A		N/A
	(Note) The above amount pertains to the period from January 1, 2024, through December 31, 2024.		(Note) The above amount pertains to the period from January 1, 2024, through December 31, 2024.

Corporation type and name	(Affiliated companies pursuant to Paragraph 2 (2), Article 120 of the Accounting Standards for Incorporated Administrative Agencies)		(Affiliated companies pursuant to Paragraph 2 (2), Article 120 of the Accounting Standards for Incorporated Administrative Agencies)
Items	Eastern Petrochemical Company		Sumatra Pulp Corporation

Outline of operations	Production and sales of ethylene glycol and other petrochemical products in the Al Jubail Industrial Area, Eastern Province of Kingdom of Saudi Arabia		Construction of a pulp mill to manufacture wood pulp from afforested acacia mangium, and production and sale of wood pulp in Muara Enim, South Sumatra, Republic of Indonesia

Name of officers	-

Number of officers: 6

President and CEO: Yoichi Kometani

Executive Vice President: Koji Noda (Aid Coordination Advisor of JICA, Seconded)

Auditor: Jin Wakabayashi (Director General of Financial Risk Management, JICA, Concurrent position)

Association chart on transactions between affiliated companies and JICA
	JICA	SPDC Ltd.	JICA	Sumatra Pulp
	(Equity Investment)	(Equity Investment)	(Equity Investment)
		Eastern Petrochemical Company

Assets	-		¥15,379,382
Liabilities	-		¥883,005,683
Capital	-		¥100,000,000
Retained earnings	-		(¥967,626,301)
Operating revenues	-		¥64,029,824
Ordinary (loss) income	-		(¥21,486,656)
Net (loss) income	-		(¥21,666,656)
Unappropriated (loss) income for the current fiscal year	-		(¥967,626,301)

Number of company shares owned by JICA, acquisition cost, balance sheet amount, etc.	-

•  Number of company shares owned by JICA: 114,032 shares

•  Acquisition cost: ¥2,758,289,455

•  Balance sheet amount: ¥1 (No changes from the end of the previous fiscal year)

•  Legal basis: Item 2 (b), Paragraph 1, Article 13 of the Act of the Incorporated Administrative Agency - Japan International Cooperation Agency

•  Applicable provision of the act: To lend a person designated by the Minister for Foreign Affairs, such as an organization like a juridical person in Japan or the Developing Area, the funds required for the execution of their Development Projects or making capital contributions to such persons where there is a special necessity in order to effectuate Development Projects.

•  Purpose of investment: Capital contribution to the pulp manufacturing business

•  Date of the initial investment: April 21, 1995

Details of receivables and payables	-		N/A
Details of debt guarantee	-		N/A
Amounts and ratios in relation to gross sales, order placement by JICA, etc. (Amounts and ratios of competitive contracts, planning competitions and public selections, and non-competitive negotiated contracts)	-		N/A
			(Note) The above amount pertains to the period from April 1, 2023, through March 31, 2024.

Corporation type and name	(Affiliated companies pursuant to Paragraph 2 (2), Article 120 of the Accounting Standards for Incorporated Administrative Agencies)		(Affiliated companies pursuant to Paragraph 2 (2), Article 120 of the Accounting Standards for Incorporated Administrative Agencies)

Items	Japan Saudi Arabia Methanol Co., Inc.		JSMC PANAMA S.A.

Outline of operations	Production of methanol in the Al-Jubail Industrial Area, Eastern Province of Kingdom of Saudi Arabia		Transportation of methanol business

Name of officers	Number of officers: 12 President and CEO: Shinichi Tokuda Managing Director and General Manager of the General Affairs Department: Hiroyuki Kawanishi (Director General of Office for Indian High Speed Rail, JICA, Seconded) Full-time auditor: Takatoshi Nishikata (Director General of Office of Audit, JICA, Seconded)		-
Association chart on transactions between affiliated companies and JICA
	JICA	Japan Saudi Arabia Methanol Co., Inc.	JICA	Japan Saudi Arabia Methanol Co., Inc.
	(Equity Investment)		(Equity Investment)	(Equity Investment)
				JSMC PANAMA S.A.

Assets	¥133,052,135,995		-
Liabilities	¥62,795,055,740		-
Capital	¥2,310,000,000		-
Retained earnings	¥68,228,669,255		-
Operating revenues	¥46,465,124,590		-
Ordinary (loss) income	(¥6,252,200,134)		-
Net (loss) income	(¥6,685,439,341)		-
Unappropriated (loss) income for the current fiscal year	¥65,499,658,547		-

Number of company shares owned by JICA, acquisition cost, balance sheet amount, etc.

•  Number of company shares owned by JICA: 1,386,000 shares

•  Acquisition cost: ¥7,149,297,104

•  Balance sheet amount: ¥21,290,024,319 (A decrease of ¥2,025,890,710 from the end of the previous fiscal year)

•  Legal basis: Item 2 (b), Paragraph 1, Article 13 of the Act of the Incorporated Administrative Agency - Japan International Cooperation Agency

•  Applicable provision of the act: To lend a person designated by the Minister for Foreign Affairs, such as an organization like a juridical person in Japan or the Developing Area, the funds required for the execution of their Development Projects or making capital contributions to such persons where there is a special necessity in order to effectuate Development Projects.

•  Purpose of investment: Capital contribution to the methanol manufacturing business

•  Date of the initial investment: December 17, 1979

			-
Details of receivables and payables	N/A		-
Details of debt guarantee	N/A		-
Amounts and ratios in relation to gross sales, order placement by JICA, etc. (Amounts and ratios of competitive contracts, planning competitions and public selections, and non-competitive negotiated contracts)	N/A		-
	(Note) The above amount pertains to the period from January 1, 2024, through December 31, 2024.

Corporation type and name	(Affiliated companies pursuant to Paragraph 2 (2), Article 120 of the Accounting Standards for Incorporated Administrative Agencies)		(Affiliated companies pursuant to Paragraph 2 (2), Article 120 of the Accounting Standards for Incorporated Administrative Agencies)
Items	JAPAN ASEAN Women Empowerment Fund		Ship Aichi Medical Service Limited

Outline of operations	Investment and / or loan to Microfinance Institutes for empowerment of women in ASEAN countries		Establishment and operation of a private general hospital in Dhaka, People’s Republic of Bangladesh

Name of officers	Number of officers: 3 Chairperson: Peter Fanconi Director: Christophe Grünig Director: Tetsuro Uemae		Number of officers: 9 Executive Chairman: Dr. Moazzem Hossain Director: Kiyoshi Amada (Planning and Reserch officer of JICA Bangladesh Office, Concurrent position)
Association chart on transactions between affiliated companies and JICA
	JICA	JAPAN ASEAN Women Empowerment Fund	JICA	Ship Aichi Medical Service Limited
	(Equity Investment)		(Equity Investment)

Assets	37,078,761,976		¥5,178,206,199
Liabilities	1,106,676,375		¥2,428,999,537
Capital	35,972,085,600		¥4,780,730,430
Retained earnings	(78,403,498)		(¥2,031,523,768)
Operating revenues	2,253,242,287		¥303,962,846
Ordinary (loss) income	1,383,648,237		(¥524,716,080)
Net (loss) income	1,383,648,237		(¥534,466,685)

Unappropriated (loss) income for the current fiscal year	(78,403,498)		(¥2,031,523,768)

Number of company shares owned by JICA, acquisition cost, balance sheet amount, etc.

•  Number of company shares owned by JICA: 6,000 shares

•  Acquisition cost: ¥6,454,158,320

•  Balance sheet amount: ¥8,990,700,000 (A decrease of ¥91,500,000 from the end of the previous fiscal year)

•  Legal basis: Item 2 (b), Paragraph 1, Article 13 of the Act of the Incorporated Administrative Agency - Japan International Cooperation Agency

•  Applicable provision of the act: To lend a person designated by the Minister for Foreign Affairs, such as an organization like a juridical person in Japan or the Developing Area, the funds required for the execution of their Development Projects or making capital contributions to such persons where there is a special necessity in order to effectuate Development Projects.

•  Purpose of investment: Capital contribution to the fund

•  Date of the initial investment: October 21, 2016

•  Number of company shares owned by JICA: 560,000 shares

•  Acquisition cost: ¥748,809,600

•  Balance sheet amount: ¥400,612,992 (A decrease of ¥135,778,129 from the end of the previous fiscal year)

•  Legal basis: Item 2 (b), Paragraph 1, Article 13 of the Act of the Incorporated Administrative Agency - Japan International Cooperation Agency

•  Applicable provision of the act: To lend a person designated by the Minister for Foreign Affairs, such as an organization like a juridical person in Japan or the Developing Area, the funds required for the execution of their Development Projects or making capital contributions to such persons where there is a special necessity in order to effectuate Development Projects.

•  Purpose of investment: Capital contribution to the establishment and operation of a private general hospital

•  Date of the initial investment: May 22, 2019

Details of receivables and payables	N/A		N/A
Details of debt guarantee	N/A		N/A

Amounts and ratios in relation to gross sales, order placement by JICA, etc. (Amounts and ratios of competitive contracts, planning competitions and public selections, and non-competitive negotiated contracts)

	N/A		N/A
	(Note) The above amount pertains to the period from January 1, 2024, through December 31, 2024.		(Note) The above amount pertains to the period from July 1, 2023, through June 30, 2024.

Corporation type and name	(Relevant public interest corporations, etc.)
Items	Institute of the Solar Boat

Outline of operations	(1) Conservation and restoration of Cultural Properties (2) Research and studies on Cultural Properties (3) Collecting and providing information on Cultural Properties

Name of officers	Number of officers: 10 Director: Sakuji Yoshimura
Association chart on transactions between relevant public interest corporations and JICA
	JICA		Institute of the Solar Boat
		(Operation Consignment)

Assets	¥25,978,689
Liabilities	¥24,352,202
(Statement of changes in net assets)
Balance of net assets at the beginning of the fiscal year	-
Changes in general net assets • Revenues • Subsidy received, etc. • Other revenues • Expenses	• Revenues • Subsidy received, etc. • Other revenues • Expenses		- - -
Changes in specified net assets • Revenues • Subsidy received, etc. • Other revenues • Expenses	• Revenues • Subsidy received, etc. • Other revenues • Expenses		- - -
Balance of net assets at the end of the fiscal year	¥1,626,487
(Statement of activities)
Balance of net assets at the beginning of the fiscal year	(¥10,923,204)
Total revenues for the current period	¥57,045,269
Total expenditures for the current period	¥44,495,578
Net balance of revenues and expenditures for the current period	¥12,549,691
Details of contributions and donations to basic funds of relevant public interest corporations, etc. Details of membership expenses and burden charges to be borne in order to be allocated to management expenses, operating expenses, etc.	N/A
Details of receivables and payables to relevant public interest corporations	N/A
Details of debt guarantee	N/A
Amounts and ratios in relation to operating revenues, order placement by JICA, etc. (amounts and ratios of competitive contracts, planning competitions and public selections, and non-competitive negotiated contracts)	Total operating revenues:	¥39,134,911
	(Breakdown: JICA transactions		¥39,134,911	100.0%)
	Competitive contract		(¥0	0.0%)
	Planning competition and public selection		(¥0	0.0%)
	Non-competitive negotiated contracts		(¥39,134,911	100.0%)
	Others		(¥0	0.0%)

(Note 1)  Pursuant to the “Amendment Act to Promote Specified Nonprofit Activities” (established as Act No.70 of 2011), the statement of activities is prepared. (Note 2) The above amount pertains to the period from April 1, 2023, through March 31, 2024.